                                                                     Exhibit 2.5

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 27, 2005, by and among Mitel Networks Corporation, a corporation incorporated under the laws of Canada, with headquarters located at 350 Legget Drive, Ottawa, Ontario K2K 2W7 (the "COMPANY"), and the Buyers listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the United States Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

     B. The Company has authorized a series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the "NOTES"), which Notes shall be convertible into the Company's common shares ("COMMON SHARES"), in accordance with the terms of the Notes (as converted, collectively, the "CONVERTED SHARES" and together with the shares delivered in connection with the make whole provisions of the Notes, the "CONVERSION SHARES").

     C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be US$55,000,000) and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "WARRANTS"), to acquire up to that number of additional Common Shares set forth opposite such Buyer's name in column (4) of the Schedule of Buyers (as exercised, collectively, the "WARRANT SHARES").

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder.

     E. The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES".

     F. The Notes constitute indebtedness of the Company and will be secured by a first priority, perfected security interest in certain assets of the Company and certain stock and assets of certain of the Company's Subsidiaries (as hereinafter defined), subject to certain exceptions, as evidenced by the pledge and security agreements attached hereto as Exhibits D-1, D-2 and D-3 (the "PLEDGE AND SECURITY AGREEMENTS") and the guarantee and security agreements attached
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                                       -2-


hereto as Exhibits E-1 and E-2 (the "GUARANTEES" and, together with the Pledge and Security Agreements and the other security documents listed in Exhibit F, the "SECURITY DOCUMENTS"). Each Subsidiary which has guaranteed the Notes pursuant to a Security Document is referred to herein as a "GUARANTOR".

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF NOTES AND WARRANTS.

          (a) Purchase of Notes and Warrants.

               (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "CLOSING").

               (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, on April 27, 2005 (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

               (iii) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay US$1.00 for each US$1.00 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.

          (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver or caused to be delivered to each Buyer (A) the Notes (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing and (B) the Warrants (in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

          Each Buyer severally represents and warrants, with respect to only itself, that:

          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and the Warrants and (ii) upon conversion of the Notes and exercise of the Warrants, will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, in each case, for its own account and not with a view towards, or for
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                                       -3-


resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and qualified for public distribution or exempted under the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada (the "CANADIAN SECURITIES LAWS"), as applicable; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and in accordance with Canadian Securities Laws. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (b) Institutional Accredited Investor Status. Such Buyer is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the 1933 Act (an "INSTITUTIONAL ACCREDITED INVESTOR"). Such Buyer is not an entity formed for the sole purpose of acquiring the Securities.

          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from (i) the registration requirements of United States federal and state securities laws and
(ii) the prospectus and registration requirements of Canadian Securities Laws applicable in Ontario and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (d) No General Solicitation or Advertising. Such Buyer acknowledges that it is not purchasing the Notes and the Warrants as a result of any general solicitation or general advertising, as such terms are used in Regulation D under the 1933 Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

          (e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of such investment. Such Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and
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                                       -4-


has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (f) No Governmental Review. Such Buyer understands that no United States or Canadian federal, state or provincial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (g) Transfer or Resale. Such Buyer understands that: (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the 1933 Act or any state securities laws or qualified under Canadian Securities Laws; (ii) such Buyer agrees that if it decides to offer, sell or otherwise transfer any of the Notes, Conversion Shares or Warrant Shares, such Notes, Conversion Shares and Warrant Shares may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; (C) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the seller shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer; and (iii) such Buyer agrees that if it decides to offer, sell or otherwise transfer any of the Warrants, such Warrants may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; or (C) to an institutional "accredited investor" in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the seller shall be required to furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer.

          (h) Legends. Such Buyer understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, the certificates or other instruments representing the Notes and, unless no longer applicable at the time of issuance, the Conversion Shares and the Warrant Shares, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS; OR (D) WITHIN THE
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                                       -5-


          UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER SHALL FURNISH TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. [ADD THE FOLLOWING SENTENCE FOR SHARES - DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.]

          [ADD THE FOLLOWING PARAGRAPH FOR THE NOTES - ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 22(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE.]

          UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF] SHALL NOT TRADE SUCH IN ONTARIO OR TO RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

          [ADD THE FOLLOWING LEGEND FOR THE NOTES - THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTION 5 THEREOF. NO TRANSFER OF THIS NOTE SHALL BE MADE WITHOUT
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                                       -6-


          COMPLYING WITH THE PROVISIONS OF SECTION 22(A) OF THIS NOTE.]"

provided, that the first paragraph of such legend may be removed from certificates representing the Notes, Conversion Shares and Warrant Shares in connection with a sale pursuant to an effective registration statement under the 1933 Act; provided, further, that if the Company is a "foreign issuer" within the meaning of Regulation S under the 1933 Act and the Notes, Conversion Shares or Warrant Shares are being sold pursuant to Rule 904 of Regulation S, such legend may be removed by providing a declaration to the Company to the effect set forth in Exhibit J; and, provided, further, that, if any such Notes, Conversion Shares or Warrant Shares are being sold pursuant to Rule 144 under the 1933 Act, such legend may be removed by delivering to the Company's registrar and transfer agent and the Company an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws, and the third paragraph of such legend may be removed when no longer applicable.

Such Buyer further understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, the certificates or other instruments representing the Warrants, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legends:

          "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE NUMBER OF COMMON SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO
          SECTION 1(a) HEREOF.

          UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE

          HEREOF SHALL NOT TRADE SUCH SECURITIES IN ONTARIO OR TO RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE BUYERS (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION,
          SECTION 5 THEREOF. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF SECTION 7(a) OF THIS WARRANT."

          (i) Consent. Such Buyer consents to the Company making a notation on its records or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set forth and described herein.

          (j) Filings. If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, such Buyer will execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.

          (k) Validity; Enforcement. This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal and state securities laws and the principles of public policy underlying those laws.

          (l) [INTENTIONALLY OMITTED.]

          (m) Residency. For purposes of U.S. securities laws, such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
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                                       -8-


     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Buyers that, except as otherwise disclosed in writing to the Buyers on the date hereof in the Disclosure Letter, dated the date hereof, provided by the Company to the Buyers:

          (a) Organization and Qualification. The Company and its Subsidiaries are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents. Set forth on Schedule 3(a) is a true, correct and complete list of all Subsidiaries of the Company. Other than the Subsidiaries set forth on Schedule 3(a), neither the Company nor any of its Subsidiaries (i) has or holds, either directly or indirectly, any capital or any other equity securities or interest in, or control (whether by the ownership or control or direction of any securities or any other voting or participating interest or by contract) of, any other Person or (ii) is obligated to make or be bound by any written, oral or other agreement, contract or understanding of any nature as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in, or capital contribution to, any other Person. For purposes of this Agreement, the term "SUBSIDIARIES" means: (a) any company 50% or more of whose outstanding voting shares are owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and by one or more of its Subsidiaries, and includes each of the companies identified in Schedule 3(a) as a Subsidiary; (b) any general partnership 50% or more of whose outstanding partnership interests shall at the time be owned by the Company, or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries; and (c) any limited partnership of which the Company or any of its Subsidiaries is a general partner, and "SUBSIDIARY" means any one of them.

          (b) Authorization; Enforcement; Validity. Each of the Company and the Guarantors (to the extent that they are parties) has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by each of the Company and the Guarantors (as applicable) and the consummation by each of the Company and the Guarantors (as applicable) of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for
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                                       -9-


issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company's or the Guarantor's (as applicable) Board of Directors and (other than (i) the filing of appropriate UCC and Personal Property Security Act (Ontario) ("PPSA") financing statements and analogous registrations with the appropriate states, provinces and other authorities pursuant to the Security Documents, (ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (iii) the filing of a Form D with respect to the Notes and Warrants as required under Regulation D and (iv) such filings required under applicable securities or "Blue Sky" laws of the states of the United States and applicable Canadian Securities Laws (all of the foregoing, the "REQUIRED APPROVALS")) no further filing, consent, or authorization is required by the Company or the Guarantors (as applicable), their respective Boards of Directors or their respective shareholders in connection therewith. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and each of the Guarantors (as applicable) and constitute the legal, valid and binding obligations of the Company or the Guarantors (as applicable), enforceable against the Company or the Guarantors (as applicable) in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, and except that the enforcement of any rights to indemnity and contribution in the Registration Rights Agreement may be limited by federal and state securities laws and the principles of public policy underlying those laws.

          (c) Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue (but not the acquisition, holding or disposition) thereof. As of the Closing, a number of Common Shares shall have been duly authorized and reserved for issuance, free of pre-emptive rights (except those that have been previously waived), sufficient for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of all of the Notes and the Warrant Shares upon exercise of the Warrants. Upon conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights (except those that have been previously waived), and such Conversion Shares and Warrant Shares will not be subject to any taxes, liens and charges on the issue (but not the acquisition, holding or disposition) thereof, with the holders being entitled to all rights accorded to a holder of Common Shares. Assuming the accuracy of the representations of the Buyers in Section 2 hereof (and in the Recertification Letter (as defined in the Warrant) in connection with the offer and issuance of Warrant Shares) and their compliance with the agreements set forth in the Transaction Documents, the offer and issuance by the Company of the Securities to the Buyers is (or will be in the case of the Conversion Shares and the Warrant Shares) exempt from registration under the 1933 Act and the prospectus and registration requirements of Canadian Securities Laws.

          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of the Guarantors (as applicable) and the consummation by the Company and each of Guarantors (as applicable) of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 3(t)), any capital stock of the Company or the Guarantors (as applicable) or the Bylaws (as defined in Section 3(t)) or any of the organizational documents of any of the Company's Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and Canadian Securities Laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for such violations as would not be reasonably expected to have a Material Adverse Effect.

          (e) Consents. Other than the Required Approvals, none of the Company and the Guarantors (as applicable) is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which any of the Company or the Guarantors are required to obtain prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

          (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company (as defined in Rule 144 under the 1933 Act) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the United States Securities Exchange Act of 1934, as amended (the "1934 ACT")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged JP Morgan Securities, Inc. as placement agent (the "AGENT") in connection with the sale of the Notes and Warrants. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

          (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Shares or a change in control of the Company.

          (k) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives copies of the SEC Documents filed by the Company during such period not available on the EDGAR system. As of their respective dates, the SEC Documents, as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended.

          (l) Absence of Certain Changes. Since April 25, 2004, no event or circumstance has occurred which would have, individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), "INSOLVENT" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness (as defined in Section 3(t)), (ii) the Company is unable to pay its debts and liabilities as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. No Default or Event of Default (each as defined in the Bank of Montreal Facility (as defined below)) has occurred and is continuing.

          (m) Absence of Undisclosed Liabilities. Other than as set forth in the Annual Report of the Company filed on Form 20-F for the fiscal year ended April 25, 2004 (the "2004 COMPANY 20-F"), or as incurred by the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practice, neither the Company nor any Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

          (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director or officer, nor to the knowledge of the Company, any agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (p) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time and applicable to the Company, and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (q) Internal Accounting Controls. Except where the failure to do so will not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

          (r) Transactions With Affiliates. Except as disclosed in the 2004 Company 20-F, for the period since the beginning of the preceding three fiscal years up to the date of this Agreement, there have not been any material transactions or loans (including guarantees of any kind) within the meaning of
Item 7.B. of Form 20-F under the 1934 Act between the Company or any of its Subsidiaries and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company or any of its Subsidiaries; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company or any of its Subsidiaries that gives them significant influence over the Company or any of its Subsidiaries, and close members of any such individual's family;

(d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company or any of its Subsidiaries, including directors and senior management of companies and close members of such individuals' families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence (including enterprises owned by directors or major shareholders of the Company or any of its Subsidiaries and enterprises that have a member of key management in common with the Company or any of its Subsidiaries). For the purposes of this Section 3(r): (i) close members of an individual's family are those that may be expected to influence, or be influenced by, that person in their dealings with the Company or any of its Subsidiaries; (ii) an associate is an unconsolidated enterprise in which the Company or any of its Subsidiaries has a significant influence or which has significant influence over the Company or any of its Subsidiaries; (iii) significant influence over an enterprise is the power to participate in the financial and operating policy decisions of the enterprise but is less than control over those policies; and (iv) shareholders beneficially owning a 10% interest in the voting power of the Company or any of its Subsidiaries are presumed to have a significant influence on the Company or any of its Subsidiaries.

          (s) Equity Capitalization. As of the date hereof, after giving effect to the transactions contemplated by the Transaction Documents, the authorized capital stock of the Company consists of (i) Unlimited Common Shares, of which as of the date hereof, 117,149,933 are issued and outstanding, 25,000,000 shares are reserved for issuance pursuant to the Company's stock option plan of which 18,504,755 shares are reserved for issuance, (ii) 20,000,000 Class A Convertible Preferred Shares, Series 1 (the "SERIES A SHARES") and (iii) 67,789,300 Class B Convertible Preferred Shares, Series 1 (the "SERIES B SHARES"). The Series A Shares and the Series B Shares are convertible into Common Shares on a one-for one basis (and, in certain circumstances on a greater than one-for-one basis) at the option of the holders and upon certain triggering events. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. None of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the 2004 Company 20-F, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries. Other than Permitted Debt (as defined in the Notes) and Indebtedness not in excess US$250,000 individually and US$2,000,000 in the aggregate, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound other than those which are being terminated upon the Closing. Other than Permitted Liens (as defined in the Notes), there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries. Except as disclosed in the 2004 Company 20-F, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement) or under any applicable Canadian securities laws. Except as disclosed in the 2004

Company 20-F, there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. Except as disclosed in the 2004 Company 20-F, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Shares and the material rights of the holders thereof in respect thereto. Set forth on
Schedule 3(s) is a true, correct and complete list of the record holders of shares of capital stock of the Company and each of its Subsidiaries as of the date hereof. As of the date specified therein, such holders own of record all the outstanding capital stock of the Company and each such Subsidiary, each of them so owning the number of shares set forth opposite such holder's name on
Schedule 3(s). Set forth on Schedule 3(s) is a true, correct and complete list (except as otherwise noted on such schedule) of the record holders of options and warrants exercisable for shares of capital stock of the Company and its Subsidiaries. The shares held by the Company or any of its Subsidiaries are held free and clear of all liens or any other restriction on the right to vote, sell or otherwise dispose of such capital stock. There are no bonds, debentures, notes or other indebtedness or securities of the Company or its Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which shareholders of the Subsidiaries of the Company or their respective Subsidiaries may vote.

          (t) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below) in excess of US$250,000 individually or US$2,000,000 in the aggregate, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(t) provides a description of the material financial terms of any outstanding Indebtedness of the Company and its Subsidiaries in excess of US$250,000 individually or US$2,000,000 in the aggregate. For purposes of this Agreement: (x) "INDEBTEDNESS" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

          (u) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, other than actions, suits, proceedings or investigations claiming damages, fines, penalties or other payments not in excess of US$100,000 individually and US$1,000,000 in the aggregate.

          (v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage that is material to the business of the Company and that has been sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (w) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

               (ii) The Company and its Subsidiaries are in compliance with all federal, state, provincial, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (x) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries, except for Permitted Liens. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (y) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. All such Intellectual Property Rights are owned or licensed by the Company and/or the Guarantors. None of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          (z) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (aa) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (bb) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal, state and provincial income and all other tax returns, reports and declarations required to be made or filed by it by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, and that are shown or determined to be due and payable by it on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and which such taxes are not yet due and payable. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

          (cc) Ranking of Notes. No Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

          (dd) Independent Accountants. Deloitte & Touche LLP, who have certified the consolidated financial statements of the Company as of April 25, 2004, are independent public accountants within the meaning of the 1933 Act.

          (ee) Investment Company. Neither the Company nor any entity which it "controls" (as defined by the Investment Company Act of 1940, as amended (the "Investment Company Act")) is, and, after giving effect to the offering and sale of the Notes and Warrants and the application of the proceeds thereof, will be, required to seek an order permitting registration, under the Investment Company Act. No entity, which is organized under any "State" (as defined in the Investment Company Act) and which is "controlled" (as defined by the Investment Company Act) by the Company, is required to register under the Investment Company Act. To the Company's knowledge, no entity which "controls" (as defined by the Investment Company Act) the Company is registered, or is required to register or seek an order permitting registration, under the Investment Company Act.

          (ff) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Letter and any quarterly financial information, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries which would result, either individually or in the aggregate, in a Material Adverse Effect.

          (gg) Non-Guarantor Subsidiaries.

               (i) As at March 27, 2005, not less than 95% of the revenues of the Company and its Subsidiaries, determined on a consolidated basis in accordance with United States generally accepted accounting procedures, consistently applied ("GAAP"), are revenues of the Company and the Guarantors (excluding revenues resulting from sales to Subsidiaries of the Company which are not Guarantors).

               (ii) As at March 27, 2005, not less than 95% of the assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, are assets of the Company and the Guarantors.

          (hh) Payoff of Bank of Montreal Facility. The Company has not drawn from the Bank of Montreal Facility an amount in excess of the amount set forth in the payoff letter (the "PAYOFF LETTER") from the Bank of Montreal attached hereto as Exhibit K, other than letters of credit referenced in the Payoff Letter which shall remain outstanding after Closing.

          (ii) Source of Value. The Common Shares do not derive their value principally from real property situated in Canada.

     4. COVENANTS.

          (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Notes and Warrants as required under Regulation D and to provide a copy thereof to counsel for the Buyers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States and the applicable Canadian Securities Laws.

          (c) Use of Proceeds. The Company will use the proceeds from the sale of the Notes and Warrants for the (i) repayment of all amounts outstanding under the Amended and

Restated Credit Agreement, dated as of April 21, 2004, among the Company, Bank of Montreal, as Administrative Agent and the Lenders from time to time party thereto (the "BANK OF MONTREAL FACILITY") and (ii) general corporate purposes, and shall not use the proceeds for the redemption or repurchase of any of its equity securities, including but not limited to any redeemable Common Shares, the Series A Shares and the Series B Shares, other than employee stock option repurchases pursuant to the Company's stock option plan.

          (d) Financial Information. For so long as any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act (or any successor thereto).

          (e) Fees and Expenses.

               (i) The Company shall pay or reimburse, on the Closing Date, for the fees and disbursements of Schulte Roth & Zabel LLP, Goodmans LLP, Sidley Austin Brown & Wood LLP and Speechly Bircham incurred in connection with the negotiation, execution and delivery of the Transaction Documents
     in aggregate an amount not to exceed        , which amount may be withheld
     by Highbridge International LLC from its Purchase Price at the Closing. The Company shall also be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Notes and Warrants to the Buyers.

               (ii) The Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities and (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under United States federal and state laws.

          (f) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) to an Institutional Accredited Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities; provided that any such pledgee shall not foreclose on such pledge other than in compliance with the transfer restrictions set forth in
Section 2(g) hereof. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

          (g) Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. At any time after a public offering of its Common Shares and for so long as any Notes remain outstanding, the Company shall not, in any manner: (i) issue or sell any rights, warrants or options to subscribe for or purchase Common Shares or directly or indirectly convertible into or exchangeable or exercisable for Common Shares at a price which varies or may vary with the market price of the Common Shares (in a transaction commonly known as "death spirals" or "toxic converts"), including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Shares into which any Note is convertible; and (ii) enter into or effect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note any Common Shares in excess of that number of Common Shares which the Company may issue upon conversion of the Notes or exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the principal market in which the Common Shares are listed.

          (h) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of pre-emptive rights (except those that have been previously waived), after the Closing Date, a number of Common Shares sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of all of the Notes and the Warrant Shares upon exercise of the Warrants.

          (i) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          (j) Right of Participation in Additional Issuances of Securities.

               (i) For purposes of this Section 4(j), the following definitions shall apply.

                    (1) "CONVERTIBLE SECURITIES" means any shares or securities (other than Options) convertible into or exercisable or exchangeable for Common Shares.

                    (2) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

                    (3) "COMMON SHARE EQUIVALENTS" means, collectively, Options and Convertible Securities.

                    (4) "EXCLUDED SECURITIES" means (A) the sale of the Notes and Warrants under this Agreement or the issuance of the Conversion Shares or Warrant Shares; (B) the grant by the Company of employee, director or consultant stock options; (C) the issuance by the Company of any Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph; (D) a Qualified IPO; (E) from and after a Qualified IPO, pursuant to a bona fide firm commitment fully underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (F) any Common Shares issued or issuable in connection with an acquisition of assets or a business the primary purpose of which is not to raise equity capital; provided that, prior to a Qualified IPO (i) the cost of such acquisition is less than $10,000,000, (ii) any such transaction is approved by the Board of Directors of the Company, and (iii) the maximum aggregate number of Common Shares that may be issued pursuant to all transactions contemplated by this clause (F) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the date hereof on a fully diluted basis (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events); (G) any Common Shares issued or issuable to or in connection with any of the following (i) licensors of technology to the Company, (ii) lending or leasing institutions in connection with obtaining debt financing, or (iii) any other technology licensing, equipment leasing or other non-equity interim financing transaction; provided that: (X) any such transaction or transactions are approved by the Board of Directors of the Company; and (Y) the maximum aggregate number of Common Shares that may be issued pursuant to all transactions contemplated by this clause (G) shall not exceed 5% of the aggregate number of Common Shares issued and outstanding on the date hereof on a fully diluted basis (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events); (H) the filing of any registration statement or prospectus in respect of the Conversion Shares or Warrant Shares;
(I) Common Shares issued or issuable in respect of subdivisions, stock dividends or capital reorganizations affecting the Common Shares; and (J) Common Shares issued to bona fide consultants or professional advisors of the Company as part of the consideration for services received by the Company from such consultants or professional advisors.

                    (5) "QUALIFIED IPO" means the Company's sale of its Common Shares in a firm commitment, fully underwritten public offering conducted in the United States through a nationally recognized investment banking firm and pursuant to a registration statement under the Securities Act, the public offering price of which was not less than $1.61 per share, the gross proceeds of which to the Company (before underwriting discounts, commissions and fees) exceeds $75,000,000 and after which the Common Shares are listed either on NYSE or admitted for trading on the Nasdaq National Market; provided that prior to the consummation of a Qualified IPO, the acquisition of the Company by a Successor Entity whose common shares (or its equivalent) are publicly traded (a "PUBLIC ACQUIROR") shall not be deemed a Qualified IPO for purposes hereof but a subsequent offering by a Public Acquiror after the acquisition of the Company shall be deemed a Qualified IPO for purposes hereof to the extent that such subsequent offering meets the criteria above.

                    (6) "SUBSEQUENT PLACEMENT" means an (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

               (ii) From the date hereof until the one (1) year anniversary of a Qualified IPO, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this
     Section 4(j)(ii).

                    (1) The Company shall deliver to each Buyer a written notice (the "OFFER NOTICE") of any proposed or intended issuance or sale or exchange (the "OFFER") of the securities being offered (the "OFFERED SECURITIES") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 32% of the Offered Securities allocated among such Buyers (a) based on such Buyer's pro rata portion of the aggregate principal amount of Notes purchased hereunder (the "BASIC AMOUNT"), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "UNDERSUBSCRIPTION AMOUNT").

                    (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer's receipt of the Offer Notice (the "OFFER PERIOD"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "NOTICE OF ACCEPTANCE"). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "AVAILABLE UNDERSUBSCRIPTION AMOUNT"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                    (3) The Company shall have ten (10) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "REFUSED SECURITIES"), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

                    (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(j)(ii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(j)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(j)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(j)(ii)(1) above.

                    (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(j)(ii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                    (6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(j)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

               (iii) The restrictions contained in clause (ii) above shall not apply in connection with (x) the issuance of any Excluded Securities and
     (y) a Non-Qualified IPO (as defined in the Registration Rights Agreement) to the extent that the sole or lead managing Underwriter (as defined in the Registration Rights Agreement) of such Non-Qualified IPO shall advise the Company in writing that the sale to the Buyers of such Offered Securities would materially interfere with the successful marketing of the securities being offered in such Non-Qualified IPO.

          (k) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (l) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities or the Conversion Shares in a manner which would require the registration under the 1933 Act of the Securities and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act;

          (m) Publicity. Prior to the effective date of the registration statement relating to the Qualified IPO (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), the Company shall consult with the Buyers in issuing any press releases or otherwise making public statements or filings and other communications with respect to the transactions contemplated hereby, and none of the parties shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the others (such consent not to be unreasonably withheld), except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other parties with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not (a) prior to the effective date of the registration statement relating to the Qualified IPO (and except as may be required to be set forth in any registration statement filed or any prospectus delivered in connection with such offering), publicly disclose the name of any Buyer or include the name of any Buyer, without the prior written consent of such Buyer in any other press release or public statement or filing, except to the extent the Company has received a legal opinion that such disclosure is required by law, in which case the Company shall provide such Buyer with prior notice of such disclosure or (b) disclose the name of any Buyer or include the name of any Buyer without the prior written consent of such Buyer (which consent shall not be unreasonably withheld or delayed), to any third party or in any materials prepared for any third party.

          (n) [INTENTIONALLY OMITTED.]

          (o) [INTENTIONALLY OMITTED.]

          (p) Non-Guarantor Subsidiaries. Prior to a Qualified IPO, if at the end of any fiscal quarter of the Company the representations contained in
Section 3(gg) (without regard to the date limitation contained therein) are not true and correct as of the end of such fiscal quarter, based, in the case of revenues, on the Company's financial statements for the fiscal year to date and, in the case of assets, on the Company's balance sheet at such fiscal quarter, the Company shall cause one or more Subsidiaries (each, an "ADDITIONAL GUARANTOR") to become a Guarantor by delivering the documents referred to in the next sentence within the time period described therein, such that taking into account the assets and revenues of such Additional Guarantor(s) as Guarantor(s), the representations contained in Section 3(gg) would have been true and correct as of the end of such fiscal quarter. Prior to a Qualified IPO, the Company shall cause each

Additional Guarantor, as soon as practicable and in any event within 30 business days following delivery or filing of the financial information required to be delivered or filed in respect of such fiscal quarter pursuant to Section 17(e) of the Note, to enter into an unlimited guarantee in favor of the Collateral Agent, and grant to the Collateral Agent a first ranking Lien over all assets of such Additional Guarantor (subject to Permitted Liens). The Company shall at the same time deliver to the Collateral Agent: (i) a certificate of status, compliance, good standing or like certificate with respect to the Additional Guarantor issued by the appropriate governmental entity of the jurisdiction of its incorporation; (ii) a certified copy of (A) the charter documents and by-laws of such Additional Guarantor, (B) the resolutions of the board of directors of such Additional Guarantor approving the entering into of all security documents to which it is a party and the completion of all transactions contemplated thereunder, and (C) all other instruments evidencing necessary corporate action of such Additional Guarantor and of any required authorization with respect to such matters; (iii) a certificate of the secretary or an assistant secretary of such Additional Guarantor certifying the names and true signatures of its officers authorized to sign the security documents to which it is a party; (iv) evidence of registration in the necessary jurisdictions of the Liens created by the security documents executed by such Additional Guarantor;
(vi) an opinion of counsel to such Additional Guarantor in the jurisdiction of its incorporation and in each jurisdiction specified by the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent, as is relevant to confirm the validity and perfection of the Liens created by the security documents executed by such Additional Guarantor; and (ix) such other certificates and documentation as the Collateral Agent may reasonably request in relation to such Additional Guarantor.

          (q) Treaty Information. (i) Each Buyer agrees to provide to the Company, upon reasonable notice prior to the first interest payment date under the Notes and (ii) each transferee of a Buyer agrees to promptly provide the Company, within 30 days of notice to the Company of such transfer of Securities, factual information reasonably requested by the Company to determine such Buyer's or transferee's, as applicable, eligibility for benefits under a bilateral income tax treaty to which Canada is a party or the lack of such eligibility. Each Buyer or transferee, as applicable, shall promptly notify the Company as to any changes to any information previously provided by such Buyer or transferee, as applicable, under this Section 4(q).

          (r) Tax Information. The Company shall provide all factual information reasonably requested by a Buyer or a transferee of a Buyer to assist such holder in determining the Canadian tax consequences to such holder of its disposition of Securities.

          (s) Common Shares. The Common Shares issued pursuant to section 12 of the Notes shall be duly authorized and validly issued.

          (t) Restrictions on Distributions. The Company agrees to comply with
Section 17(g) of the Notes.

     5. REGISTER.

          The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants, in which the Company shall record the name and address (including facsimile number) of the Person in whose name the Notes and the Warrants have been issued (including the name and address (including facsimile number) of each transferee) and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company (less, in the case of Highbridge International LLC, the amounts withheld pursuant to Section 4(e)(i)).

          (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder to purchase the Notes and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) the Notes being purchased by such Buyer at the Closing pursuant to this Agreement, and (iii) the Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

          (b) Such Buyer shall have received the opinions of (i) Skadden, Arps Slate, Meagher & Flom LLP, the Company's special United States outside counsel;
(ii) Osler, Hoskin & Harcourt, LLP, the Company's Canadian outside counsel, dated as of the Closing Date; (iii) Morgan Cole, the Company's United Kingdom outside counsel; (iv) Greg Hiscock, the

Company's in-house Canadian Corporate Counsel; and (v) Christian Na, the Company's in-house U.S. Corporate Counsel, in substantially the form of Exhibits G-1, G-2, G-3, G-4 and G-5 attached hereto.

          (c) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

          (d) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign or extra-provincial corporation and good standing issued by the Secretaries of State (or comparable office) of Ontario, Canada, Delaware, Virginia and New York, as of a date within ten (10) days of the Closing Date.

          (e) [INTENTIONALLY OMITTED.]

          (f) The Company shall have delivered to such Buyer a certificate, executed by the Assistant Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit H.

          (g) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit I.

          (h) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

          (i) [INTENTIONALLY OMITTED.]

          (j) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent:

                    (1) certificates representing the shares of capital stock of Mitel Networks, Inc. and Mitel Networks Holdings Limited, along with duly executed blank stock powers;

                    (2) a pay-off letter in form and substance satisfactory to the such Buyer as to the Bank of Montreal Facility;

                    (3) (A) certified copies of UCC, PPSA and U.K. lien search results, listing all effective financing statements which name as debtor the Company, Mitel Networks Limited or Mitel Networks, Inc. filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers or in respect of which Buyers have received an acknowledgement acceptable to the Buyers, shall cover any of the Collateral (as defined in the Security Documents) which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents) except for Permitted Liens; and (B) a perfection certificate, duly completed and executed by the Company, Mitel Networks Limited and Mitel Networks, Inc., in form and substance satisfactory to the Buyers; and

                    (4) The Company shall have delivered to the Collateral Agent such other documents and certificates as the Collateral Agent may reasonably require.

          (k) The Company shall have prepared and delivered to such Buyer a true, correct and complete table reflecting the capitalization of the Company, which table shall be consistent in all material respects with Section 3(s) hereof and Schedule 3(s)

          (l) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

          (m) The Company shall have simultaneously sold to each Buyer the Notes and Warrants to be purchased by such Buyer hereunder at the Closing and shall have received payment in full for such Notes and Warrants.

     8. TERMINATION.

          In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8 by reason of a breach by the Company, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

     9. MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial.

               (i) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               (ii) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph referred to as the "JUDGMENT CURRENCY") an amount due in US dollars under this Agreement, the conversion shall be made at the exchange rate between United States Dollars and Canadian Dollars as reported in the New York edition of The Wall Street Journal (the "EXCHANGE RATE") prevailing on the business day immediately preceding:

                    (1) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

                    (2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph (ii)(2) being hereinafter referred to as the "JUDGMENT CONVERSION DATE").

               (iii) If in the case of any proceeding in the court of any jurisdiction referred to in paragraph (ii)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

               (iv) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                    Mitel Networks Corporation
                    350 Legget Drive
                    Ottawa, Ontario K2K 2W7
                    Telephone: (613) 592-2122
                    Facsimile: (613) 592-7838
                    Attention: Doug McCarthy, Treasurer

               Copy to:

                    Facsimile: (613) 592-7802
                    Attention: Greg Hiscock, Corporate Counsel

               Copy to:

                    Osler, Hoskin & Harcourt LLP
                    Suite 1500, 50 O'Connor Street
                    Ottawa, ON K1P 6L2
                    Telephone: (613) 235-7234
                    Facsimile: (613) 235-2867
                    Attention: Craig Wright, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

     with a copy (for informational purposes only) to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York  10022
          Telephone: (212) 756-2000
          Facsimile: (212) 593-5955
          Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          If Highbridge International LLC is no longer the Collateral Agent, then notice will be given to the successor Collateral Agent at the address specified by such successor.

          The Company hereby irrevocably appoints Mitel Networks, Inc at 205 Van Buren Street, Herndon, Virginia 20170, Telephone: (613) 592-2122, Facsimile:
(613) 592-7802, Attention: Greg Hiscock, Corporate Counsel, as its agent for the receipt of service of process in connection with any action pursuant to any Transaction Document in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

          Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 9(f).

          If the Company's agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify each Buyer in writing of the name and address of the replacement agent. Failing such appointment and notification, each Buyer shall be entitled by notice to the Company to appoint a replacement agent to act on the Company's behalf. The provisions of this Section 9(f) applying to service on an agent apply equally to service on a replacement agent.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and shall agree to be bound by the provisions hereof.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, provided, however, that J.P. Morgan Securities Inc. may rely upon Section 2 and Section 3 hereof.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be severally responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the

Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and such Buyer's stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (each, an "INDEMNITEE" and collectively, the "INDEMNITEES"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided that indemnification pursuant to this clause
(iii) shall not be available to the extent arising primarily from such Buyer's bad faith, breach of the Transaction Documents, fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in
Section 6 of the Registration Rights Agreement. If a third party claim in respect of Indemnified Liabilities involves more than one Indemnitee, the Indemnitees shall conduct the defence through the same legal counsel, at indemnitor's expense, acceptable to all Indemnitees, provided that an Indemnitee may employ separate counsel, at indemnitor's expense, if representation by the same legal counsel would be inappropriate due to differing interests between the Indemnitees.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (o) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

          (p) Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.

          (q) Termination of Security Documents. Upon the consummation of a Qualified IPO, all of the Security Documents and Guarantees shall terminate and the Collateral Agent and the Holders irrevocably authorize and direct the Company, and any agent under their respective direction, at the sole expense of the Company, to (a) discharge any and all registrations and filings made in favor of the Holder or the Collateral Agent on behalf of the Holders, against the Company or its Subsidiaries (and any predecessor entities of or to the Company or its Subsidiaries) and any financing change statements filed in connection with such registrations; and (b) file any UCC financing statement terminations.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        MITEL NETWORKS CORPORATION


                                        By: /s/ Steve Spooner
                                            ------------------------------------
                                        Name: Steve Spooner
                                        Title: Chief Financial Officer

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        HIGHBRIDGE INTERNATIONAL LLC

                                        By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC


                                        By: /s/ Adam J. Chill
                                            ------------------------------------
                                        Name: Adam J. Chill
                                        Title: Managing Director

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        LAKESHORE INTERNATIONAL, LTD.


                                        By: /s/ Stan Lester
                                            ------------------------------------
                                        Name: Stan Lester
                                        Title: Authorized Signer

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        MARATHON SPECIAL OPPORTUNITY
                                        MASTER FUND, LTD.


                                        By: /s/ Louis Hanover
                                            ------------------------------------
                                        Name: Louis Hanover
                                        Title: Authorized Signatory

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        FORE MASTER CONVERTIBLE FUND, LTD.


                                        By: /s/ Hareesh Paranjape
                                            ------------------------------------
                                        Name: Hareesh Paranjape
                                        Title: Assistant Secretary

                [Signature Page to Securities Purchase Agreement]

                               SCHEDULE OF BUYERS

This schedule has not been provided as it is not information that is material to investors.

                                    EXHIBITS

Exhibit A     Form of Notes
Exhibit B     Form of Warrant
Exhibit C     Registration Rights Agreement*
Exhibit D     Pledge and Security Agreements*
Exhibit E     Guarantees*
Exhibit F     List of Other Security Documents**
Exhibit G-1   Form of US Outside Company Counsel Opinion**
Exhibit G-2   Form of Canadian Outside Company Counsel Opinion**
Exhibit G-3   Form of UK Outside Company Counsel Opinion**
Exhibit G-4   Form of Canadian In-House Company Counsel Opinion**
Exhibit G-5   Form of US In-House Company Counsel Opinion**
Exhibit H     Form of Officer's Certificate**
Exhibit I     Form of Officer's Certificate**
Exhibit J     Declaration for Removal of Legend**
Exhibit K     Bank of Montreal Payoff Letter**
Exhibit L     Collateral Agent Appointment Agreement**

                                    SCHEDULES

Schedule 3(a)   Subsidiaries**
Schedule 3(s)   Capitalization**
Schedule 3(t)   Indebtedness**

* COPIES OF THESE EXHIBITS HAVE NOT BEEN PROVIDED AS EXECUTED COPIES OF THESE AGREEMENTS HAVE BEEN FILED SEPARATELY AS PART OF THIS ANNUAL REPORT.

** COPIES OF THESE EXHIBITS AND SCHEDULES HAVE NOT BEEN PROVIDED AS THE COMPANY HAS DETERMINED THAT THE INFORMATION CONTAINED THEREIN IS NOT MATERIAL TO INVESTORS.

                                   EXHIBIT A

                                                                           FINAL

                    [FORM OF SENIOR SECURED CONVERTIBLE NOTE]

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS; OR (D) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER SHALL FURNISH TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 22(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF SHALL NOT TRADE SUCH SECURITIES IN ONTARIO OR TO THE RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE NOTE, BY ACCEPTANCE OF THIS NOTE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTION 5 THEREOF.

NO TRANSFER OF THIS NOTE SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF
SECTION 22(A) OF THIS NOTE.

                           MITEL NETWORKS CORPORATION

                         SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: April 27, 2005                       Principal: US $_____________

          FOR VALUE RECEIVED, Mitel Networks Corporation, a corporation duly incorporated under the laws of Canada (the "COMPANY"), hereby promises to pay to the order of [HIGHBRIDGE INTERNATIONAL LLC], [OTHER BUYERS] or registered assigns ("HOLDER") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, repurchase, conversion or otherwise, the "PRINCIPAL") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at the Interest Rate (as defined below), from the date set out above as the Issuance Date (the "ISSUANCE DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "NOTE") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined below) (such other Senior Secured Convertible Notes being the "ADDITIONAL NOTES" and, together with this Note, collectively referred to herein as the "NOTES"). Certain capitalized terms used herein are defined in
Section 38.

          (1) MATURITY. On the Maturity Date, the Holder shall surrender the Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal and accrued and unpaid Interest. The "MATURITY DATE" shall be April 28, 2010, such date to be extended through the date that is ten days after the consummation of a Fundamental Change in the event that a Fundamental Change is publicly announced or a Fundamental Change Company Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.

          (2) INTEREST; INTEREST RATE. (a) Interest on this Note shall accrue at the Interest Rate and shall commence accruing on the Issuance Date. Interest shall be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period and shall be payable semi-annually in arrears on each May 1 and November 1 and on the Maturity Date (each, an "INTEREST DATE") with the first Interest Date being November 1, 2005. Interest shall be payable on each Interest Date in cash. Interest payable on each Interest Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Date in respect of which interest has been paid (or commencing on and including the Issuance Date if no interest has been paid) and ending on and including the day preceding such Interest Date (each, an "INTEREST PERIOD"). Interest which is not paid when due shall itself bear interest at the Interest Rate in accordance with this Section 2.

               (b) Notwithstanding the foregoing provisions of this Note, the Company shall in no event be obliged to make any payments of interest or other amounts payable to the Holder hereunder in excess of an amount or rate which would be prohibited by law.

               (c) The Company and the Holder each acknowledge and agree that all calculations of interest under this Note are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The Company and the Holder each acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.

          (3) CONVERSION OF NOTES. This Note shall be convertible into Common Shares, on the terms and conditions set forth in this Section 3.

               (a) Conversion Right. (i) Subject to the provisions of Section 3(d), at any time or times on or after the consummation of a Qualified IPO or upon a Fundamental Change (regardless of whether the Company has delivered a Fundamental Change Conversion Notice), the Holder shall be entitled to convert any portion (equal to $1,000 or integral multiples thereof) of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Common Shares in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a Common Share upon any conversion. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share.

                    (ii) The Company shall pay all expenses in connection with all Designated Taxes and Other Taxes, if any, that may be payable by the Company in respect of the issuance of Common Shares or the holding or disposition of this Note or any Common Shares, and shall indemnify and hold harmless the Holder and its affiliates from any taxes, interest, penalties and governmental charges which may become payable by the Holder or any of its affiliates as a result of the failure or delay by the Company to pay such taxes or governmental charges specified above. However, the Holder shall pay any such taxes which are due because the Holder requests the Common Shares to be issued in a name other than the Holder's name. The Company may refuse to deliver the certificate representing the Common Shares being issued in a name other than the Holder's name until the Company receives a sum sufficient to pay any Other Taxes which will be due because the Common Shares are to be issued in a name other than the Holder's name. For purposes of this Section 3(a), "OTHER TAXES" means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges, governmental charges or similar levies in respect of the issuance and delivery of Common Shares upon conversion of any Conversion Amount, and "DESIGNATED TAXES" means any liability of a non-resident of Canada for the purposes of the Income Tax Act (Canada) for Canadian income or capital gains tax arising (A) as a result of the conversion of a Conversion Amount upon a Fundamental Change prior to a Qualified IPO or (B) as a consequence of the disposition of (i) this Note to the Company upon a Fundamental Change prior to a Qualified IPO or (ii) any Common Shares acquired as a result of a conversion of a Conversion Amount upon a Fundamental Change prior to a Qualified IPO (including any liability of a non-resident of Canada for purposes of the Income Tax Act (Canada) for Canadian income or capital gains tax arising as a result of the receipt of a payment under this Section 3(a)(ii)), provided that the aggregate amount of Designated Taxes shall not exceed an amount equal to the income and capital gains tax arising in respect of such conversion or disposition by the Holder for consideration having a value equal to 250% of the Conversion Amount.

               (b) Conversion Rate. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "CONVERSION RATE").

                    (i) "CONVERSION AMOUNT" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) accrued and unpaid Interest with respect to such Principal.

                         (i) "CONVERSION PRICE" means, as of any Conversion Date
or other date of determination, (x) 110% of the lower of (1) the price per Common Share in a Qualified IPO, subject to adjustment as provided in Section 7 hereof as if such price were the Conversion Price and (2) if the average referred to in clause (x)(2)(A) of this definition has been determined, the higher of (A) the arithmetic average of the first ten Closing Sale Prices of the Common Shares on the NYSE or Nasdaq National Market immediately following the Lock-up Expiration Date, subject to adjustment for share splits, share dividends, recapitalizations, combinations, reverse share splits or other similar events during such period and (B) 80% of the price per Common Share in a Qualified IPO, subject to adjustment as provided in Section 7 hereof as if such price were the Conversion Price or (y) in connection with any Fundamental Change occurring prior to the consummation of a Qualified IPO, $1.50, in each case subject to adjustment as provided herein.

               (c) Mechanics of Conversion.

                    (i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date, the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION Notice") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before 4:00 p.m., New York Time, on the second
(2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent, if any (the "TRANSFER AGENT"). The date on which the Holder satisfies the foregoing requirements is hereinafter referred to as the "CONVERSION DATE". On or before 4:00 p.m., New York Time, on the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the "SHARE DELIVERY DATE"), the Company shall (X) provided that the Transfer Agent, if any, is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the foregoing is not applicable, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three
(3) Trading Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 22(d)) representing the same indebtedness to the extent of the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

                    (ii) Company's Failure to Timely Convert. Subject to Section 28, if an Event of Default under Section 4(a)(i) has occurred due to the Company's failure to deliver the required number of shares by 4:00 p.m. on the third (3rd) Trading Day following the Conversion Date, and if on or after 4:00 p.m. on the third (3rd) Trading Day following the Conversion Date (as referred to in Section 4(a)(i)) the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three
(3) Trading Days after the Holder's request pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate.

                    (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (x) the full Conversion Amount represented by this
Note is being converted or (y) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

                    (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of each such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of Common Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Common Shares not in dispute and resolve such dispute in accordance with
Section 28.

               (d) Limitations on Conversions. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion (including any Make-Whole Premium), the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "CONVERSION LIMITATION") of the number of Common Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its affiliates shall include the number of Common Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of Common Shares which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Additional Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 3(d), in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (x) the Company's most recent Form 20-F, Form 6-K or other public filing with the SEC or any Canadian regulatory authority (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may increase or decrease the Conversion Limitation to any other percentage not in excess of 9.99% specified in such notice; provided that
(A) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease will apply only to the Holder and not to any other holder of Notes. Notwithstanding the foregoing, the Conversion Limitation shall not be applicable
(1) on any of the ten Trading Days up to and including the Maturity Date, or (2) or any of the ten Trading Days up to and including the Effective Date or (3) during the Fundamental Change Conversion/Repurchase Period.

               (e) Conversion Upon Fundamental Change. The conversion by the Holder following its receipt of a Fundamental Change Company Notice during the Fundamental Change Conversion/Repurchase Period shall be a "FUNDAMENTAL CHANGE CONVERSION". In connection with a Fundamental Change Conversion, the Holder shall be entitled to receive the Make-Whole Premium with respect to any Conversion Amount converted in accordance with Section 3(c).

               (f) Allocation. Section 3(b) determines the aggregate consideration to be received by the Holder upon a conversion of any Conversion Amount. Notwithstanding any of the foregoing such consideration is to be allocated as follows: (i) in respect of accrued and unpaid Interest with respect to the Principal to be converted, the Holder shall receive that number, or fraction, of Common Shares that has a value equal to such accrued and unpaid Interest and (ii) in respect of Principal to be converted, the Holder shall receive the number of Common Shares determined under Section 3(b) less the number or fraction of Common Shares determined under Section 3(f)(i).

          (4)  RIGHTS UPON EVENT OF DEFAULT.

               (a) Event of Default. "EVENT OF DEFAULT" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) the Company's (A) failure to deliver the required number of Common Shares by 4:00 p.m. on the third (3rd) Trading Day after the applicable Conversion Date or (B) (x) written notice to any holder of the Notes, including by way of written public announcement or through any of its agents or
(y) oral notice by a senior executive officer of the Company to any holder of the Notes, at any time, in each case, of the Company's intention not to comply with a request for conversion of any Notes into Common Shares that is tendered in accordance with the provisions of the Notes; or

                    (ii) a default in the payment of Interest on any Note when due and payable and such default continues for a period of 30 days; or

                    (iii) a default in the payment of the Principal, the Optional Redemption Price, the Tax Redemption Price, the Fundamental Change Repurchase Price, including any amount owing pursuant to Section 15(b)(ii), or any applicable Make-Whole Premium on any Note when it becomes due and payable; or

                    (iv) a default in the performance of any covenant, agreement or condition of the Company in this Note or any other Transaction Document (other than a default specified in clauses (i) through (iii) above), and such default continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Holder or any holder of Additional Notes a written notice (a "NOTICE OF DEFAULT") specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

                    (v) a default by the Company or any Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $5 million in the aggregate of the Company and any Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Subsidiary), whether such debt now exists or shall hereafter be created, either at its stated maturity or resulting in such debt becoming or being declared due and payable prior to its stated maturity, in the later case and such acceleration shall not have been rescinded or annulled within 30 days after a Notice of Default specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder has been received by the Company or such Subsidiary from the Holder or any holder of Additional Notes; provided that if any time before a judgment or decree has been obtained, such default is remedied or cured by the Company or such Subsidiary within the applicable cure period, or is waived by the holders of such indebtedness, default under this clause (v) shall be deemed to have been remedied, cured or waived, as the case may be; or

                    (vi) if the Company has failed to meet the Interest Coverage Test (which Interest Coverage Test only applies on the 30 month anniversary of the Issuance Date if no Qualified IPO has been consummated); or

                    (vii) if the Company receives a redemption or repurchase notice with respect to or otherwise becomes obligated to redeem or repurchase, any Capital Shares of the Company, except with respect to the repurchase or redemption of Capital Shares for an aggregate repurchase or redemption price that shall not exceed the lesser of (x) $5 million and (y) the Cumulative Retained Earnings; or

                    (viii) if the Company: (A) amends any of sections 6.6, 6.7, 6.8, 6.9 or 6.10 of the Shareholders' Agreement (the "PUT PROVISIONS"); (B) amends, deletes or adds any other section of the Shareholders' Agreement that affects, supersedes or obviates any of the Put Provisions; or (C) enters into, amends or terminates any agreement (including without limitation corporate governance documents) which has the effect of amending superseding or obviating the Put Provisions, without, in each case, the approval of the Required Holders; or

                    (ix) one or more final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time, are rendered against the Company or any Subsidiary and not stayed, bonded or discharged within 60 days; or

                    (x) a failure by the Company to give the Fundamental Change Company Notice when required by Section 5(b) hereof; or

                    (xi) If an event of default under the Technology Partnership Canada Agreement has occurred and is continuing and in the case of an event of default referred to in (c), (d) or (e) of Section 8.1 of the Technology Partnership Canada Agreement, the Minister has given the notice referred to in the proviso to Section 8.1 and the Company has failed, within 30 days of receipt of the notice, either to correct the condition or event complained of or to demonstrate, to the satisfaction of the Minister, that it has taken such steps as are necessary to correct the condition, and has notified the Minister of the rectification. Capitalized terms used in this subsection shall be given the meaning ascribed thereto in the Technology Partnership Canada Agreement; or

                    (xii) the entry by a court having jurisdiction in the premises of (x) a decree or order for relief in respect of the Company or any Subsidiary (other than any subsidiaries) of a voluntary case or proceeding under any applicable federal, state, Canadian or other foreign bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging the Company or any Subsidiary (other than any subsidiaries) as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary (other than any subsidiaries) under any applicable federal, state, Canadian or other foreign law or (z) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary (other than any subsidiaries) or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                    (xiii) the commencement by the Company or any Subsidiary (other than any subsidiaries) of a voluntary case or proceeding under any applicable federal, state, Canadian or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary (other than any subsidiaries) in an involuntary case or proceeding under any applicable federal, state, Canadian or other foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state, Canadian or other foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary (other than any subsidiaries) or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary (other than any subsidiaries) in furtherance of any such action; or

                    (xiv) any Event of Default (as defined in the Additional Notes) occurs with respect to any Additional Notes.

For purposes of this Section 4(a), "SUBSIDIARIES" means entities in which the Company, directly or indirectly, owns capital shares or holds an equity or similar interest which entities individually and in the aggregate, comprise less than 5% of the consolidated revenues and assets of the Company and its Subsidiaries.

               (b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Additional Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an "EVENT OF DEFAULT NOTICE") to the Holder. At any time after the earlier of the holders' receipt of an Event of Default Notice and the holders becoming aware of an Event of Default, and prior to 30 Trading Days after such Event of Default is cured, holders of Notes representing the lesser of (i) at least $5 million of the aggregate principal amount of the Notes then outstanding or (ii) at least 25% of the aggregate principal amount of the Notes then outstanding, may accelerate and require the Company to redeem all or any portion (equal to $1,000 or integral multiples thereof) of the Notes held by such holders of the Notes electing redemption by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company. The Event of Default Redemption Notice shall indicate the aggregate Conversion Amount of the Notes such holders are electing to redeem. The Notes (or portions thereof) subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the Conversion Amount to be redeemed (the "EVENT OF DEFAULT REDEMPTION PRICE"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 15.

          (5)  RIGHTS UPON FUNDAMENTAL CHANGE.

               (a) Assumption. The Company shall not enter into or be party to a Fundamental Change unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, having similar ranking to the Notes, providing for the applicable conversion rights herein (except that the Successor Entity shall have the right to deliver to the holder upon conversion subsequent to the Effective Date, in lieu of the Common Shares issuable upon the conversion of the Notes prior to such Effective Date, such shares, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the holder would have been entitled to receive upon the Effective Date had this Note been converted immediately prior to such Effective Date, based on the Conversion Rate in effect at the time of the conversion following the Effective Date) and having a conversion price equal to the conversion price of the Notes held by such holder, as such price may be adjusted to reflect the consideration paid in such Fundamental Change (the "SUCCESSOR NOTE") and (ii) prior to the consummation of a Qualified IPO, the perfection and priority of the Liens constituted by the Security Documents are not impaired. Upon the occurrence of any Fundamental Change, the Successor Entity shall succeed to, and be substituted for (so that from and after the Effective Date, the provisions of this Note referring to the "COMPANY" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered. The provisions of this Section shall apply similarly and equally to successive Fundamental Changes and shall be applied without regard to any limitations on the conversion or redemption of this Note.

               (b) Repurchase Right upon Fundamental Change. If prior to the Maturity Date there shall have occurred a Fundamental Change, the Company shall irrevocably offer to repurchase all or a portion of this Note (a "FUNDAMENTAL CHANGE REPURCHASE") at the Fundamental Change Repurchase Price on the Fundamental Change Settlement Date. No sooner than thirty (30) days nor later than fifteen (15) days prior to the consummation of a Fundamental Change (but from and after a public offering by the Company of Common Shares, not prior to the public announcement of such Fundamental Change), the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "FUNDAMENTAL CHANGE COMPANY NOTICE") which shall state:

                    (i) the events causing a Fundamental Change and the anticipated Effective Date;

                    (ii) the last date of the Fundamental Change
Conversion/Repurchase Period (as defined below) by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 5(b) or deliver a Notice of Conversion requesting conversion upon a Fundamental Change in accordance with Section 3(c);

                    (iii) the Fundamental Change Settlement Date;

                    (iv) the Fundamental Change Repurchase Price;

                    (v) the Conversion Price applicable on the date of the Fundamental Change Company Notice;

                    (vi) that Notes may be converted in connection with a Fundamental Change;

                    (vii) that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given will be paid promptly on the Fundamental Change Settlement Date;

                    (viii) that the Holder is entitled to receive a Make-Whole Premium upon any conversion occurring within the Fundamental Change Conversion/Repurchase Period; and

                    (ix) whether such Make-Whole Premium shall be delivered in cash, by delivery of Common Shares or a combination thereof in accordance with
Section 12 (and containing such information required by Section 12).

At any time during the period (the "FUNDAMENTAL CHANGE CONVERSION/REPURCHASE PERIOD") beginning after the Holder's receipt of a Fundamental Change Company Notice and ending thirty (30) days after the Effective Date of such Fundamental Change, the Holder may require the Company to repurchase all or any portion of this Note by delivering written notice thereof ("FUNDAMENTAL CHANGE REPURCHASE NOTICE") to the Company, which Fundamental Change Repurchase Notice shall indicate the Principal amount the Holder is accepting to be repurchased. Repurchases required by this Section 5 shall be made in accordance with the provisions of Section 15 and shall have priority to payments to shareholders in connection with a Fundamental Change. Notwithstanding anything to the contrary in this Section 5, until the Fundamental Change Repurchase Price (together with any interest thereon) is paid in full, the Principal amount submitted for repurchase under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Shares pursuant to
Section 3.

          (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE
EVENTS.

               (a) Purchase Rights. Subject to the limitations set forth in
Section 17(f), if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, upon the Holder's election, the aggregate Purchase Rights, and in lieu of any adjustments to which the Holder is otherwise entitled under Section 7 below in respect of each Purchase Right, which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights. However, the Company shall not grant, issue or sell any Purchase Rights to the extent that the fair market value of any Purchase Rights that the Company would become obligated to grant to the Holder under this Section 6(a) and/or the aggregate of any dividends, distributions or cash that the Company would become obligated to pay to the Holder under Section 19 of this Note, together with (i) the fair market value of any Purchase Rights previously granted pursuant to Section 6(a) of this Note, (ii) any dividends, distributions or cash previously paid in respect of this Note pursuant to Section 19 of this Note, (iii) any payments or repayments of or reductions of Principal to the Holder under this Note as a result of a conversion that the Company was obligated to make or is currently obligated (under this Note or under the Securities Purchase Agreement) to make on account of the principal amount (as defined in the Income Tax Act (Canada)) of this Note and (iv) of any reductions of Principal as a result of a conversion under this Note that the Company was obligated to make, would cause the Company to pay or repay, or become obligated to pay or repay, more than 20% of the Principal of this Note prior to the Maturity Date.

               (b) Other Corporate Events. (i) In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Change pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "CORPORATE EVENT"), the Company shall make appropriate provision to ensure that the Holder, if it has not elected a Fundamental Change Repurchase, will have the right to receive Alternate Consideration upon a conversion of this Note following the Effective Date of such Fundamental Change.

                    (ii) In addition to and not in substitution for any other rights hereunder, should a Corporate Event occur, and should a Holder not elect a Fundamental Change Repurchase and not elect a Fundamental Change Conversion, then the Company shall make appropriate provision to ensure that the Holder will, in respect of a conversion of this Note, have the right to receive Alternate Consideration; provided, however, that this Note will not be convertible into a security other than (x) a "prescribed security" as defined for purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) or (y) such other security where the right of a Holder to convert the Note into such other security does not cause interest payable on the Note to persons who deal with the Company at arm's length to cease to be exempt from Canadian withholding tax. Should such restriction apply, the Notes will be convertible into securities of the Company that are "prescribed securities" as so defined (the "Substituted Securities") in lieu of the Alternate Consideration, provided that the Substituted Securities into which this Note is convertible will, at the time of such a conversion, have a fair market value that is equal to the fair market value, at the time of the conversion, of the Alternate Consideration that would have otherwise been received, but for the foregoing restriction, on such a conversion. Notwithstanding the foregoing restriction on conversion into the Alternate Consideration, the Company may, at its option, deliver the Alternate Consideration to a Holder on the conversion of the Notes in lieu of the Substituted Securities.

                    (iii) In this Section 6, "ALTERNATE CONSIDERATION" means (A) in the event that the Common Shares remain outstanding after such Corporate Event, any securities or others assets to which the Holder would have been entitled (in addition to the Common Shares receivable on such conversion) with respect to the number of Common Shares issuable upon conversion at the Conversion Rate in effect at the time of such conversion had such Common

Shares been held by the Holder upon the consummation of the Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) and (B) in the event that the Common Shares are no longer outstanding after any such Corporate Event, in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event as if the consideration attributable to one Common Share in connection with the consummation of the Corporate Event were one Common Share.

                    (iv) The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note. Notwithstanding this Section (6)(b), in no event shall the Company be obligated to distribute any Purchase Rights pursuant to this Section (6)(b) if and to the extent that it has distributed such Purchase Rights to the Holder pursuant to Section (6)(a).

               (c) Reclassification, Etc. If there is any reclassification, reorganization or change of Common Shares issuable upon conversion of the Notes (other than any change for which there is an adjustment under Section 7 or which is already addressed in this Section 6); then the Company shall make appropriate provision to ensure that the Holder will have the right to receive, upon a conversion, the kind and amount of shares of stock and other securities and property to which the Holder would have been entitled had this Note initially been issued with conversion rights for the form of such consideration (as if the kind and amount of shares and other securities and property attributable to one Common Share in connection with such reclassification, reorganization or change were one Common Share) at a conversion rate equal to the Conversion Rate applicable at the time of the conversion by the Holder ("REORGANIZATION CONSIDERATION") provided, however, that this Note will not be convertible into a security other than (x) a "prescribed security" as defined for purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) or (y) such other security where the right of a Holder to convert the Note into such other security does not cause interest payable on the Note to persons who deal with the Company at arm's length to cease to be exempt from Canadian withholding tax. Should such restriction apply, the Notes will be convertible into securities of the Company that are "prescribed securities" as so defined (the "Substituted Securities") in lieu of the Reorganization Consideration, provided that the Substituted Securities into which this Note is convertible will, at the time of such a conversion, have a fair market value that is equal to the fair market value, at the time of the conversion, of the Reorganization Consideration that would have otherwise been received, but for the foregoing restriction, on such a conversion. Despite the foregoing restriction on conversion into the Reorganization Consideration, the Company may, at its option, deliver the Reorganization Consideration to a Holder on the conversion of the Notes in lieu of the Substituted Securities.

               (d) Notwithstanding any other provision of this Note, including the definition of "Common Shares" herein, the Company shall not be obliged to deliver to the Holder any security or any other property that is not a "prescribed security" as defined for the purpose of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) except upon a Fundamental Change and except as provided in Section 6(a) and Section 19 of this Note.

          (7) ADJUSTMENT OF CONVERSION PRICE.

               (a) If and whenever after the Subscription Date, and subject to the restrictions set forth in Section 17, the Company shall (A) pay a dividend on its Common Shares in Common Shares, (B) make a distribution on its Common Shares in Common Shares, (C) subdivide its outstanding Common Shares into a greater number of shares, or (D) combine its outstanding Common Shares into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of Common Shares which it would have received had such Note been converted immediately prior to the happening of such event (without taking into account any limitations or restrictions on the convertibility of the Notes). An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

               (b) On or after the consummation of a Qualified IPO, the Conversion Price shall be adjusted from time to time by the Company as follows:

                    (i) In case the Company shall issue rights, options or warrants (other than pursuant to a shareholders rights plan) to all or substantially all holders of its Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible into or exercisable or exchangeable for Common Shares) at a price per share (or having a conversion, exercise or exchange price per share) less than the Closing Sale Price per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants (or if no such record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per share of the securities convertible into or exercisable or exchangeable for Common Shares as equal to
(x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Common Shares and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Common Shares divided by (y) the number of Common Shares initially underlying such security), the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such record date (or if no such record date is fixed, the applicable Business Day) by a fraction of which:

                    (A) the numerator shall be the number of Common Shares
               outstanding on the close of business on such record date with respect to such issuance (or if no record date is fixed, the date of announcement of such issuance), plus the number of shares which the aggregate subscription or purchase price for the total number of Common Shares underlying the rights options, or warrants so issued (or the aggregate conversion, exercise or exchange price of the securities so offered) would purchase at the Current Market Price of the Common Shares on such record date; and

                    (B) the denominator shall be the number of Common Shares
               outstanding at the close of business on the record date with respect to such issuance (or if no such record date is fixed, the date immediately prior to the date of announcement of such issuance), plus the total number of additional Common Shares underlying the rights, options or warrants so issued.

Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective on the day following the date of such announcement of such issuance.

                    (ii) (1) In case the Company shall distribute to all or substantially all holders of its Common Shares any Capital Shares of the Company (other than Common Shares), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (A) dividends or distributions paid exclusively in cash or (B) dividends or distributions referred to in subsection (4) of this Section 7(b)(ii)), or shall distribute to all or substantially all holders of its Common Shares rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (2) of this Section 7(b)(ii)) and also excluding the distribution of rights to all holders of Common Shares pursuant to a Rights Plan or the detachment of such rights to the extent set forth in Section 7(b)(ii)(3), then in each such case the Conversion Price shall be adjusted to equal the price determined by multiplying the current Conversion Price by a fraction of which:

                    (A) the numerator shall be the Current Market Price per
               Common Share on such record date; less the fair market value on such record date (as determined in good faith by the board of directors of the Company) of the portion of the distributed assets so distributed applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the record date); and

                    (B) the denominator shall be such Current Market Price on
               such record date.

Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                         (2) In the event that such dividend or distribution is
not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                         (3) In the event that the Company has in effect a
preferred shares rights plan ("RIGHTS PLAN"), following conversion of the Notes into Common Shares, to the extent that such Rights Plan is in effect upon such conversion, the holders of Notes will receive as owners of the Common Shares, the rights described in the Rights Plan (whether or not the rights have separated from the Common Shares at the time of conversion), subject to the limitations set forth in any such Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Common Shares that the Holders would not be entitled to receive any such rights in respect of the Common Shares issuable upon conversion of the Notes, the Conversion Price will be adjusted as provided in this Section 7(b) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a holder to receive, following conversion as owners of the Common Shares, the rights described in the Rights Plan (whether or not the rights have separated from the Common Shares at the time of conversion) shall not constitute a distribution of rights or warrants pursuant to this Section 7(b)(ii).

                         (4) Rights, options or warrants distributed by the
Company to all or substantially all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this
Section 7 (and no adjustment to the Conversion Price under this Section 7 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this
Section 7(b)(ii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issuance Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 7 was made, in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of Common Shares as of the date of such redemption or repurchase.

                    (iii) In case the Company shall, by dividend or otherwise, at any time distribute (a "TRIGGERING Distribution") to all or substantially all holders of its Common Shares cash, the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying such Conversion Price in effect immediately prior to the Business Day immediately preceding the record date ("DETERMINATION DATE") for such Triggering Distribution is declared by the Company by a fraction of which:

                    (A) the numerator shall be such Current Market Price per
               share of the Common Shares (as determined in accordance with subsection (v) of this Section 7(b)) on the Determination Date, less the Triggering Distribution applicable to one Common Share (determined on the basis of the number of Common Shares outstanding on the Determination Date); and

                    (B) the denominator shall be such Current Market Price on
               such Determination Date.

Such decrease to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. In lieu of the foregoing adjustment, the Holder may elect to receive, pursuant to, and subject to the limitations in, Section 19, the cash distribution the Holder would be entitled to receive as if the Holder had completely converted this Note immediately prior to the record date for such distribution.

                    (iv) In case the Company or any of its Subsidiaries shall purchase any shares of the Common Shares by means of tender offer, then effective immediately prior to the opening of business on the day after the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

                    (A) the numerator shall be product of the number of Common
               Shares outstanding (including Purchased Shares (as defined below) but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per Common Share (as determined in accordance with subsection (v) of this Section 7(b)); and

                    (B) the denominator shall be the sum of (x) the aggregate
               consideration (determined as set forth below) payable to shareholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per Common Share (as determined in accordance with subsection (v) this Section 7(b)).

For purposes of this Section 7(b)(iv), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined in good faith by the board of directors of the Company) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 7(b)(iv) to any tender offer would result in an increase to the Conversion Price, no adjustment shall be made for such tender offer under this Section 7(b)(iv). For purposes of this Section 7(c)(iv), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                    (v) For the purpose of any computation under clauses (i),
(ii) and (iii) of Section 7(b), the current market price (the "CURRENT MARKET PRICE") per Common Share on any date shall be deemed to be the arithmetic average of the daily Closing Sale Prices for the twenty (20) consecutive Trading Days commencing eleven (11) Trading Days before the record date with respect to distributions, issuances or other events requiring such computation under this
Section 7. For purposes of any computation under subsection (iv) of this Section 7(b), the Current Market Price per Common Share shall be deemed to be the arithmetic average of the daily Closing Date Prices for the ten (10) consecutive Trading Days commencing on the Trading Day next preceding the Expiration Date.

                    (vi) In any case in which this Section 7(b) shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 7, the Company may elect to defer (but only until five Business Days following the delivery by the Company to the holders of the notice described in Section 8(d)) issuing to the holder of any Note converted after such record date or Determination Date or Expiration Date the Common Shares and other capital shares of the Company issuable upon such conversion over and above the Common Shares and other capital shares of the Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

               (c) For purposes of this Section 7, "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the board of directors of the Company or by statute, contract or otherwise).

          (8) NO ADJUSTMENT.

               (a) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 in the Conversion Price as last adjusted; provided, however, that any adjustments which would otherwise be required to be made but for the provisions of this Section 8(a), shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (b) No adjustment in the Conversion Price shall be required for issuances of Common Shares pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Shares.

               (c) No adjustment in the Conversion Price shall be made pursuant to Section 7 if the holders of Notes (in their capacity as holders) may participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 7.

               (d) Other than as described above in Section 7, no adjustment to the Conversion Price shall be required for any issuance of Common Shares or convertible or exchangeable securities or rights to purchase Common Shares or convertible or exchangeable securities.

               (e) Whenever the Conversion Price is required to be adjusted pursuant to Section 7, the Company shall promptly mail to the Holders a notice of the adjustment and briefly stating the facts requiring the adjustment and the manner of computing it. Upon the request of the Holder, there shall be transmitted promptly to the Holder a certificate of a firm of independent chartered accountants showing any such adjustment, stating in reasonable detail the facts upon which such adjustment is based and stating that such firm concurs with the Company's calculation of such adjustment.

          (9) [RESERVED].

          (10) COMPANY'S RIGHT OF OPTIONAL REDEMPTION.

               (a) Following the consummation of a Qualified IPO, the Company shall have the redemption rights set forth in this Section 10. At any time commencing on and after the later of (i) May 1, 2008 and (ii) the 18 month anniversary of the Lock-up Expiration Date (such later date, the "OPTIONAL REDEMPTION TRIGGER DATE"), provided that on each of the ten consecutive Trading Days immediately preceding the Optional Redemption Notice Date (as defined below) the Closing Sale Price of the Common Shares has exceeded 200% of the Conversion Price (subject to adjustment for share splits, share dividends, recapitalizations combinations, reverse share splits or other similar events during such period), the Company shall have the right to redeem (an "OPTIONAL REDEMPTION") all or any portion of the Principal then remaining under this Note at the redemption price equal to the sum of (A) the Principal to be redeemed,
(B) interest accrued to but excluding the Optional Redemption Date, plus (C) the Present Value of Interest (excluding any amounts payable under clause (B) hereof) (the "OPTIONAL REDEMPTION Price"). At least 30 days but not more than 60 days before any proposed redemption date (the "OPTIONAL REDEMPTION DATE"), the Company shall mail a notice of redemption (a "NOTICE OF OPTIONAL REDEMPTION") by facsimile and overnight courier to the holder of the Notes. The Notice of Optional Redemption shall state: (1) the aggregate Principal of the Notes which the Company has elected to be subject to Optional Redemption from all of the holders of the Notes pursuant to this Section 10(a) (and analogous provisions under the Additional Notes); (2) the Optional Redemption Price; (3) the Conversion Price in effect as of the date of the Notice of Optional Redemption; and (4) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Optional Redemption Date. Each such Optional Redemption Notice shall be irrevocable. The date on which the Company provides holders of the Notes with an Optional Redemption Notice is referred to as the "OPTIONAL REDEMPTION NOTICE DATE". All Conversion Amounts converted by the Holder after the Optional Redemption Notice Date and prior to the Optional Redemption Date shall (I) entitle the Holder to receive the Present Value of Interest for the Principal converted on the Conversion Date and (II) reduce the Principal of this Note required to be redeemed on the Optional Redemption Date. Redemptions made pursuant to this Section 10(a) shall be made in accordance with
Section 15.

               (b) If the Company elects to cause an Optional Redemption of all or any portion of the Principal of this Note pursuant to this Section 10, then it must simultaneously take the same action with respect to the Additional Notes.

          (11) TAX REDEMPTION.

               (a) The Company shall have the right to redeem (a "TAX REDEMPTION") the Notes, in whole but not in part (other than with respect to any Notes for which the Holder or any holder of Additional Notes shall have delivered a Notice of Election pursuant to this Section 11 or analogous provisions of the Additional Notes), at a redemption price equal to the Principal amount thereof together with accrued and unpaid Interest to the Tax Redemption Date (the "TAX REDEMPTION PRICE"), upon providing the Holder and each holder of Additional Notes a written notice (a "NOTICE OF TAX REDEMPTION") and on the terms and subject to satisfaction of the other conditions described below, if (i) there is any change or amendment (including any announced prospective change or amendment) to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein, affecting taxation, or any change in the application or interpretation of such laws, regulations or rulings by any applicable legislative body, court, governmental agency or regulatory authority of Canada or of any political subdivision or taxing authority thereof or therein, which change or amendment is announced or becomes effective on or after the date of issuance with respect to the Notes and, in a written opinion to the Company of legal counsel of recognized standing, as a result of such change or amendment, the Company has or will (assuming, in the case of any announced prospective change or amendment, that such announced change or amendment will become effective as of the date specified in such announcement and in the form announced) become obligated to pay, on the next succeeding date on which interest is due; (ii) Additional Amounts in excess of those required to be paid by it prior to any such change or amendment pursuant to Section 14 or any Additional Amounts if no Additional Amounts were required to be paid by it prior to any such change or amendment pursuant to Section 14 (the "EXCESS ADDITIONAL AMOUNTS") and (iii) the Company (or its successor), in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it; provided, however, that (x) no such Notice of Tax Redemption may be given less than 30 days or earlier than 60 days prior to the earliest date on which the Company would be obligated, but for such Tax Redemption, to pay such Excess Additional Amounts or later than 365 days after the Company first becomes liable to pay any Excess Additional Amounts as a result of any changes or amendments described above; (y) at the time such Notice of Tax Redemption is given, such obligation to pay such Excess Additional Amounts remains in effect. The date all of the holders of Notes receive the Notice of Tax Redemption is referred to as the "TAX REDEMPTION NOTICE DATE". All Conversion Amounts converted by the Holder after the Tax Redemption Notice Date shall reduce the Principal of this Note redeemed on the Tax Redemption Date. Redemptions made pursuant to this Section 11 shall be made in accordance with Section 15.

               (b) Upon receiving such Notice of Tax Redemption, the Holder, if it does not wish to have the Company redeem this Note pursuant to this Section 11, shall be entitled to elect to (i) convert this Note pursuant to Section 3(c) or (ii) not have this Note redeemed, provided that no Excess Additional Amounts that arise solely as a result of the change or amendment specified in Section 11(a)(i) that gave rise to the right of the Company to redeem Notes pursuant to this Section will be payable by the Company on any payment with respect to this Note after the Tax Redemption Date. All future payments will be subject to the deduction or withholding of any Taxes required by law to be deducted or withheld solely to the extent and as provided for in clause (ii) of the immediately preceding sentence.

               (c) Where no such election is made, this Note shall be redeemed on the Tax Redemption Date without any further action by the Holder. If the Holder does not elect to convert this Note pursuant to Section 3(c) but wishes to elect to not have this Note redeemed pursuant to clause (ii) of Section 11(b), the Holder must deliver to the Company not later than the close of business on the Business Day immediately preceding the Tax Redemption Date (the "NOTICE OF ELECTION DUE DATE") a written notice (the "NOTICE OF ELECTION") stating that it is electing to not have this Note redeemed. The Holder may withdraw any Notice of Election by delivering to the Company a written notice of withdrawal prior to the close of business on the Business Day prior to the Tax Redemption Date.

          (12) MAKE-WHOLE PREMIUM.

               (a) If a Fundamental Change occurs and the Holder elects a Fundamental Change Conversion, the Holder shall receive upon conversion of the Notes additional Common Shares (the "MAKE-WHOLE PREMIUM") as set forth in this
Section 12.

               (b) The "MAKE-WHOLE PREMIUM" shall be determined by reference to the applicable table below (the "MAKE-WHOLE PREMIUM TABLES") and is based on the Effective Date and the Share Price. The following tables show what the Make-Whole Premium would be for various Share Prices and Effective Dates set forth below, based upon whether a Fundamental Change occurs prior to the consummation of a Qualified IPO (the "PRE-IPO MAKE-WHOLE PREMIUM TABLE") or following such consummation (the "POST-IPO MAKE-WHOLE PREMIUM TABLE"), in each case expressed as a percentage increase of the Make-Whole Conversion Rate (the "MAKE-WHOLE PREMIUM PERCENTAGE"). For purposes of determining a price in the left hand column of the Post-IPO Make-Whole Premium Table entitled "Share Price" such price shall be the product of the percentage set forth in such column multiplied by the Qualified IPO Price.

                                PRE-QUALIFIED IPO
                            MAKE-WHOLE PREMIUM TABLE
                        (% OF MAKE-WHOLE CONVERSION RATE)

                            NOVEMBER 1,                 NOVEMBER 1,                 NOVEMBER 1,
SHARE PRICE   MAY 1, 2005       2005      MAY 1, 2006       2006      MAY 1, 2007       2007
-----------   -----------   -----------   -----------   -----------   -----------   -----------
$1.50             27.2          23.7          19.8          15.5          10.3          0.0
$1.80             19.3          16.1          12.7           8.9           4.5          0.0
$2.10             14.7          12.1           9.2           6.1           2.8          0.0
$2.40             11.9           9.7           7.2           4.7           2.2          0.0
$2.70             10.0           8.1           6.1           4.0           1.9          0.0
$3.00              8.7           7.0           5.3           3.5           1.7          0.0
$3.30              7.7           6.2           4.7           3.1           1.5          0.0
$3.60              6.9           5.6           4.2           2.8           1.4          0.0
$3.90              6.2           5.0           3.8           2.5           1.3          0.0
$4.20              5.7           4.6           3.5           2.3           1.1          0.0
$4.50              5.2           4.2           3.2           2.1           1.1          0.0

                               POST-QUALIFIED IPO
                            MAKE-WHOLE PREMIUM TABLE
                        (% OF MAKE-WHOLE CONVERSION RATE)

SHARE PRICE                  NOVEMBER 1,                 NOVEMBER 1,                 NOVEMBER 1,
(% OF QUALIFIED IPO PRICE)       2007      MAY 1, 2008       2008      MAY 1, 2009       2009      MAY 1, 2010
--------------------------   -----------   -----------   -----------   -----------   -----------   -----------
Qualified IPO Price              23.0          20.3          17.3          13.8          9.4           0.0
105%                             20.8          18.2          15.1          11.7          7.3           0.0
120%                             15.9          13.5          10.7           7.6          3.9           0.0
140%                             12.0           9.9           7.6           5.1          2.4           0.0
160%                              9.6           7.8           5.9           3.9          1.9           0.0
180%                              8.0           6.5           4.9           3.3          1.6           0.0
200%                              6.9           5.6           4.2           2.9          1.4           0.0
220%                              6.1           4.9           3.7           2.5          1.3           0.0
240%                              5.5           4.4           3.3           2.3          1.1           0.0
260%                              5.0           4.0           3.0           2.1          1.0           0.0
280%                              4.6           3.6           2.7           1.9          0.9           0.0
300%                              4.2           3.4           2.5           1.7          0.9           0.0

               (c) If the Share Price is between two Share Price amounts listed on the applicable Make-Whole Premium Table or the Effective Date is between two dates listed on the applicable Make-Whole Premium Table, the Make-Whole Premium shall be determined by linear interpolation between the amounts set forth in such Make-Whole Premium Table for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day or 366-day year, as applicable. If the Share Price on the Effective Date exceeds (x) $4.50 per share in the Pre-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Section 7) (the "PRE-IPO SHARE PRICE CAP"), no Make-Whole Premium will be delivered or (y) 300% of the Qualified IPO Price on the Post-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Sections 7(a) and 7(b)), (the "POST-IPO SHARE PRICE CAP" and together with the Pre-IPO Share Price Cap, the "SHARE PRICE CAP"), no Make-Whole Premium will be delivered; and if the Share Price on the Effective Date is less than or equal to (1) $1.50 per share in the Pre-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Section 7(a)), (the "PRE-IPO SHARE PRICE THRESHOLD"), no Make-Whole Premium will be delivered or (2) the Qualified IPO Price on the Post-Qualified IPO Make-Whole Table (subject to adjustment pursuant to Sections 7(a) and 7(b)), (the "POST-IPO SHARE PRICE THRESHOLD", and together with the Pre-IPO Share Price Threshold, the "SHARE PRICE THRESHOLD"), no Make-Whole Premium will be delivered. The Share Prices set forth in the first column are subject to adjustment pursuant to Section 12(f).

               (d) (i) The Company, at its option, may satisfy its obligation to deliver additional Common Shares (which shares, for purposes of the Transaction Documents, shall be considered Conversion Shares) pursuant to Section 12(a) by paying such value in cash, in the same form of consideration into which Common Shares have been converted in connection with the applicable Fundamental Change or in any combination of the foregoing and/or Common Shares. The Fundamental Change Company Notice delivered pursuant to Section 5(b) in connection with the Fundamental Change shall state the percentage of any Make-Whole Premium, stated in total Principal as if all Notes then outstanding shall be converted or repurchased during the Fundamental Change Conversion/Repurchase Period, that will, subject to Section 12(e), be paid in Common Shares (which indication shall be irrevocable). For purposes of the foregoing the consideration into which a Common Share has been converted shall be deemed to equal the same percentage of each form of consideration as encompasses the aggregate consideration distributed in respect of all Common Shares participating in the distribution. Unless the Company gives notice to the contrary in the Fundamental Change Company Notice, Common Shares shall be delivered in respect of the Make-Whole Premium.

                    (ii) The number of Common Shares to be delivered as the Make-Whole Premium shall equal the product of (x) the Make-Whole Premium Percentage and (y) the Make-Whole Conversion Rate (the "MAKE WHOLE SHARE AMOUNT"). If the Company elects in the Fundamental Change Company Notice to pay all or any portion of the Make-Whole Premium in cash, the amount of cash to be delivered shall equal the product of (i) the Make-Whole Share Amount and (ii) the Share Price. If the Company elects to pay the Make-Whole Premium in the same form of consideration used to pay for the Common Shares in connection with the applicable Fundamental Change, the value of the consideration to be delivered in respect of the Make-Whole Premium will be calculated as follows:

                         (1) securities that are traded on the NYSE, AMEX or TSX
or approved for quotation on the Nasdaq National Market, The Nasdaq Small Cap Market or any similar system of automated dissemination of quotations of securities prices will be based on 95% of the arithmetic average of the Closing Sale Price of such securities during each of the ten (10) Trading Days ending on the Trading Day immediately preceding the Effective Date;

                         (2) other securities, assets or property (other than
cash) will be valued on 95% of the arithmetic average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Company and satisfactory to the Required Holders; and

                         (3) 100% of any cash.

                    (iii) If a Make-Whole Premium is required, the Company shall from time to time appoint an independent nationally recognized investment bank, which investment bank shall be satisfactory to the Required Holders, to serve as calculation agent with respect calculation of the Make-Whole Premium (the "CALCULATION AGENT"). The Calculation Agent shall, on behalf and upon request by the Company, calculate (x) the Share Price and (y) the Make-Whole Premium with respect to such Share Price based on the Effective Date specified by the Company, and shall deliver its calculation of the Share Price and Make-Whole Premium to the Company within five (5) Business Days after the request by the Company. The Company, (A) shall notify the holders of the Share Price and the estimated Make-Whole Premium per $1,000 of Principal of Notes with respect to a Fundamental Change as part of the Fundamental Change Company Notice delivered in connection with a Fundamental Change in accordance with Section 5(b) or otherwise in accordance with the notice provisions of the Notes and (B) shall notify the holders promptly upon the opening of business on the Effective Date of the number of Common Shares or the amount of the cash payment (or, at the option of the Company, other securities, assets or property or cash into which all or substantially all of the Common Shares have been converted as of the Effective Date as described above) to be delivered in respect of the Make-Whole Premium, if any, payable in connection with conversions or redemptions upon such Fundamental Change.

               (e) In the event of a Fundamental Change where the Company is not the surviving entity (including an amalgamation), for each conversion by the Holder after the Effective Date, the Company or its successor may choose to deliver in lieu of each Common Share payable as the Make-Whole Premium the consideration received in such Fundamental Change for each Common Share (provided that any securities that are issuable as part of such consideration shall meet the conditions set forth in this Section 12(e) as if such securities were "COMMON SHARES" under this section).

               (f) Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 7, the Pre-IPO Share Price Threshold and the Pre-IPO Share Price Cap shall be adjusted in accordance with Section 7(a), the Post-IPO Share Price Threshold and the Post-IPO Share Price Cap shall be adjusted (any such adjustment shall be made at the time the Qualified IPO Price has been determined and as if the Qualified IPO Price had been determined prior to the event or occurrence causing the adjustment) in accordance with Sections 7(a) and 7(b), and each of the Share Prices set forth in the Make-Whole Premium Tables shall be adjusted, by multiplying each such amount by a fraction the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustment.

          (13) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme or plan of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

          (14) TAXES. (a) Any and all payments by the Company hereunder, including any amounts paid on a redemption or repurchase, of this Note and any amounts on account of or in lieu of interest, deemed interest under the Income Tax Act (Canada) or Special Interest Payments shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings levied by the Government of Canada or the government of a province or territory of Canada, and any interest or penalties with respect thereto, excluding any such tax, levy, impost, deduction, withholding, interest or penalty to which the beneficial owner or Holder is subject by reason of such beneficial owner or holder being connected with Canada or a province or territory thereof otherwise than solely by reason of the mere acquisition or holding of this Note (all such non-excluded taxes, levies, imposts, deductions, charges withholdings, interest and penalties, collectively or individually, "TAXES"). Subject to Section 11(b), if the Company shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the beneficial owner of the Note, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT"), payable as interest, necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14) such beneficial owner shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law; provided, however, that the Company shall not be required to pay any Additional Amounts to the extent that any combination of the following apply:

                    (ii) the beneficial owner of this Note does not deal at arm's length with the Company at the time of the relevant payment or credit within the meaning of the Income Tax Act (Canada); or

                    (iii) the beneficial owner of the Note is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or any applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or by reason of its failure to comply with a timely request of the Company to provide information, documents, certification or other evidence concerning such owner's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof.

               (b) In addition, the Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note ("OTHER TAXES"). The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes or other evidence of payment reasonably acceptable to the Holder.

               (c) The Company hereby indemnifies and agrees to hold the Holder harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 14) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

               (d) The obligations of the Company under Section 3(a)(ii) and this Section 14 shall survive the Maturity Date of this Note and the payment of the Principal of this Note and all other amounts payable hereunder.

               (e) If, following the imposition of any Taxes on any payment by the Company to the Holder or a beneficial owner of this Note in consequence of which the Company pays an Additional Amount, the relevant beneficial owner or a Person affiliated therewith receives or is granted a refund of such Taxes or a credit against or relief or remission for or repayment of such Taxes (a "TAX CREDIT"), such beneficial owner shall reimburse the Company promptly after receipt or crediting of such Tax Credit by the beneficial owner for an amount equal to the amount or value of the Tax Credit.

          (15) REPURCHASES AND REDEMPTIONS.

               (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. If the Holder has submitted a Fundamental Change Repurchase Notice in accordance with
Section 5(b), the Company shall deliver the applicable Fundamental Change Repurchase Price to the Holder on the Fundamental Change Settlement Date. The Company shall deliver the Optional Redemption Price to the Holder on or before the Optional Redemption Date and the Tax Redemption Price on the Tax Redemption Date. In the event of a redemption or repurchase of less than all of the Principal of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 22(d)) representing the outstanding Principal which has not been redeemed or repurchased. In the event that the Company does not pay the applicable Redemption/Repurchase Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption/Repurchase Price in full, the Holder shall have the option, in lieu of redemption or repurchase to require the Company to promptly return to the Holder all or any portion of this Note representing the Principal that was submitted for redemption or repurchase and for which the applicable Redemption/Repurchase Price has not been paid. Upon the Company's receipt of such notice, (x) the

Redemption/Repurchase Notice shall be null and void with respect to such Principal and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 22(d)) to the Holder representing such Principal.

               (b) Redemption by Other Holders.

                    (i) Upon the Company's receipt of notice from any of the holders of the Additional Notes for redemption, repurchase or repayment as a result of an event or occurrence described in Sections 4(b) or 5(b) (each, an "OTHER REDEMPTION/REPURCHASE NOTICE"), the Company shall on the next Business Day forward to the Holder by facsimile a copy of such Other Redemption/Repurchase Notice. At any time after the earlier of the Holder's receipt of an Other Redemption/Repurchase Notice and the Holder becoming aware of such Other Redemption/Repurchase Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof to the Company indicating the portion of this Note the Holder is electing to redeem. Any such redemption or repurchase shall be in accordance with Section 15(a) and Sections 4(b) or 5(b) (as applicable).

                    (ii) If the Company receives a Redemption/Repurchase Notice and one or more Other Redemption/Repurchase Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption/Repurchase Notice and ending on and including the date which is three
(3) Business Days after the Company's receipt of the Holder's Redemption/Repurchase Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption/Repurchase Notice and such Other Redemption/Repurchase Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption or repurchase pursuant to such Redemption/Repurchase Notice and such Other Redemption/Repurchase Notices received by the Company during such seven Business Day period. Notwithstanding the foregoing, the Company shall remain liable for any portion of any Redemption/Repurchase Price that it has not delivered to the Holder due to any pro rata redemption made pursuant to the preceding sentence and such unpaid amount shall remain immediately due and payable.

          (16) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, the Canada Business Corporations Act and as expressly provided in this Note, or any other Transaction Documents.

          (17) COVENANTS.

               (a) Rank. All payments due under this Note (i) shall rank pari passu with all Additional Notes and (ii) prior to the consummation of a Qualified IPO, shall not be subordinate to any Indebtedness.

               (b) Incurrence of Indebtedness. So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any Guarantor or Subsidiary to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

               (c) Existence of Liens. So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any Guarantor or Subsidiary to, directly or indirectly, allow or suffer to exist any Lien, upon or in any property or assets (including accounts and contract rights) owned or hereafter acquired, or any income or profits therefrom, by the Company or any of its Subsidiaries other than Permitted Liens.

               (d) Existence. The Company will, and will cause each Guarantor to, at all times, preserve and keep in full force and effect its existence and all rights and franchises, licenses, patents and permits, in each case to the extent material to its business; provided that neither the Company nor any Guarantor or their respective Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits.

               (e) Capital Shares. Prior to the consummation of a Qualified IPO, the Company shall not amend any voting powers, resignations, preferences, rights and qualifications, limitations or restrictions of any Capital Shares of the Company without the prior written consent of the Required Holders.

               (f) Reports and Delivery of Certain Information.

                    (i) The Company shall deliver to the Holder such annual and quarterly reports, information, documents and other reports, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act, within 15 days after the applicable filing date as set forth in the Exchange Act, whether or not Company makes the filing with the SEC. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holder: (x) within the earlier of (A) 3 days after the related board of directors meeting and (B) 60 days after the end of each fiscal quarter of the Company, consolidated balance sheets of the Company as of the end of such quarter and consolidated statements of income and retained earnings consolidated and of cash flows of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company, (y) as soon as available but in no event later than 180 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company, containing consolidated financial statements for such year certified in a manner acceptable to the holders of the Notes by independent public accountants of recognized standing and (z) at the time of delivery of the financial statements required by clauses (x) and (y) above, (1) a copy of the "Management's Discussion and Analysis of Financial Condition and Results of Operations", and (2) the quarterly report on related party transactions. The Company shall be deemed to have satisfied its obligations under this clause (i) if it such information is filed with the SEC (if the SEC will accept such filing) or otherwise makes such information available on or through its website.

                    (ii) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of the Holder, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to the Holder the extent required to permit compliance by the Holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

               (g) Restrictions on Distributions. (i) So long as this Note is outstanding and prior to the consummation of a Qualified IPO, the Company shall not, and the Company shall not permit any Guarantor or Subsidiary to, declare, make, permit or pay (A) any dividend or other distribution on issued shares (other than dividends in kind paid by the issue of shares of the Company); (B) the purchase, redemption or retirement price of any issued shares, warrants or other Options or Convertible Securities to acquire shares of the Company, the Guarantors or any of the Subsidiaries of the Company redeemed or purchased by the Company or any of its Subsidiaries, except with respect to the repurchase or redemption of Class A Shares, Class B Shares and redeemable Common Shares upon the exercise of the repurchase or redemption rights by the holders of such shares in accordance with the Put Provisions and having an aggregate repurchase or redemption price in an amount that shall not exceed the lesser of (x) $5 million and (y) the Cumulative Retained Earnings; (C) loans to any shareholders thereof; (D) loans to any directors or officers thereof; or (E) any similar distributions (each a "CORPORATE DISTRIBUTION"); provided, however, that Corporate Distributions made only to the Company or a Guarantor shall be permitted so long as no Event of Default or event that with the passage of time or the giving of notice would become an Event of Default would result from such distribution to the Company or a Guarantor.

                    (ii) So long as this Note is outstanding, the Company shall not grant, issue or sell any Purchase Rights (as defined in Section 6(a)) and shall not pay any dividends or make any distributions to the holders of Common Shares (as contemplated in Section 19) to the extent that the fair market value of any Purchase Rights that the Company would become obligated to grant to the Holder under Section 6(a) and/or any dividends, distributions or cash that the Company would become obligated to pay under Section 19, together with (i) the fair market value of any Purchase Rights previously granted to the Holder pursuant to Section 6(a), (ii) any dividends, distributions or cash previously paid to the Holder pursuant to Section 19, (iii) any payments or repayments or reductions of capital pursuant to a conversion that the Company has made or is currently obligated (under this Note or under the Securities Purchase Agreement) to make on account of the principal amount (as defined in the Income Tax Act (Canada)) of this Note, would cause the Company to pay or repay, or become obligated to pay or repay, more than 20% of the Principal of this Note prior to the Maturity Date.

               (h) Interest Coverage Test. On the 30 month anniversary of the Issuance Date, if no Qualified IPO has been consummated, the Company shall have satisfied the Interest Coverage Test. On such anniversary, the Company shall deliver to the Holder a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to LTM EBITDA, LTM Capital Expenditures and LTM Net Interest Expense as of such date showing in reasonable detail the calculation of each of these figures.

               (i) Compliance with Applicable Laws. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each of the Guarantors and each other Subsidiary to, comply in all material respects with all Applicable Laws, including Environmental Laws, the non-compliance with which would materially and adversely affect the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Note or the Security Documents or the enforceability of the security interests and the Company shall, and shall cause each Guarantor to, comply in all material respects with the terms of and maintain all consents, licenses, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders or permits from, and make such filings with, any governmental or public authority and to comply with such Applicable Laws as may be necessary to carry on its respective businesses, to own, lease and operate its properties and to enable the Company and each of the Guarantors to enter into and perform their obligations under Transaction Documents or to render this Note or the Security Documents legal, valid, binding or enforceable.

               (j) Payment of Taxes. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each Guarantor and each other Subsidiary to, pay or cause to be paid, when due, all material Company Taxes, material property taxes, material business taxes, material social security premiums, material assessments and governmental charges or material levies imposed upon it or upon its income, sales, capital or profit or any property belonging to it unless any such Company Tax, social security premiums, assessment, charge or levy is contested by it in good faith with appropriate reserves, and to collect and remit when due all payroll and withholding taxes.

               (k) Insurance. Prior to the consummation of a Qualified IPO, the Company shall maintain, or cause to be maintained, on behalf of the Company and its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as would be prudent for companies engaged in similar businesses and owning similar properties and assets in the same general areas in which the Company or such Subsidiaries (as the case may be) operate.

               (l) Current Business. The Company shall, and shall cause its Subsidiaries to, continue to engage in the Permitted Business substantially carried on by it and shall not engage in any other line of business other than the Permitted Business.

               (m) Keeping of Books. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each Guarantor and each other Subsidiary to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

               (n) Registrations. Prior to the consummation of a Qualified IPO, the Company shall, and shall cause each Guarantor to maintain all such registrations, filings and recordings as are necessary to preserve, protect and perfect the charges and security interest created, or intended to be created, by the Security Documents.

               (o) Dealings with Collateral. Prior to the consummation of a Qualified IPO, the Company shall not, without the prior written consent of the Required Holders, locate any Collateral (as such term is defined in the General Security Agreement executed by the Company) in any province other than the Province of Ontario if, as a result, less than 95% (on a net book value basis) of all tangible assets comprising such Collateral, are situate in the Province of Ontario unless the Company has given the Collateral Agent at least 20 Business Days prior written notice and effected the registrations referred to in
Section 17(n) in such province and in the case of Quebec, entered into additional security documents reasonably acceptable to the Collateral Agent.

               (p) Governmental Receivables. Prior to the consummation of a Qualified IPO, upon request by the Required Holders at any time following the occurrence of a default in payment obligations hereunder by the Company or Event of Default, the Company shall promptly deliver specific assignments of all or any part of its Governmental Receivables as requested by the Required Holders and shall obtain such consents, acknowledgements and approvals or authorizations as may be required in connection with enforcement of the Lien against such Governmental Receivables granted by the Company and the Guarantors to the Collateral Agent, on behalf of the holders of the Notes, pursuant to the Security Documents as may be required by applicable law including, without limitation, the Financial Administration Act (Canada), federal laws of the United States and comparable provincial, state or territorial legislation or legislation in any political subdivision thereof.

               (q) Restriction on Sale-Leasebacks. Prior to the consummation of a Qualified IPO and other than in connection with a Fundamental Change, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, enter into sale and leaseback transactions or securitization transactions other than (i) Permitted Securitization Transactions; (ii) sale and leaseback transactions completed by the Company, its Guarantors and Subsidiaries taken together, in an aggregate amount not exceeding $5,000,000 (or its equivalent amount in another currency) in any fiscal year for a period of five years; and
(iii) sale and leaseback of the Company's real property owned by Mitel Networks Limited located in Portskewett, Monmouthshire; provided that, notwithstanding the foregoing, Intellectual Property may not be sold, leased, conveyed or otherwise disposed of, except that Intellectual Property may be licensed, and the licensee may sub-license such Intellectual Property, in each case in the ordinary course of business on commercially reasonable terms.

               (r) Restriction on Transfer of Assets. Prior to the consummation of a Qualified IPO and other than in connection with a Fundamental Change, the Company shall not, and shall not permit any Guarantor or other Subsidiary to sell, lease, convey or otherwise dispose of any assets or rights of the Company, the Guarantors or other Subsidiaries taken as a whole, owned or hereafter acquired whether in a single transaction or a series of related transactions, that have fair market value in excess of $5,000,000 in any fiscal year for a period of five years, other than in connection with: the Company's sale of its Edict Training Limited subsidiary; inter-company sales, sales of obsolete or redundant equipment; sales of marketable securities where the proceeds are being re-invested in marketable securities or into the Permitted Business; in each case, in the ordinary course of business, on commercially reasonable terms and, except in the case of transactions among the Company and one or more of the Guarantors, for consideration that represents fair market value; provided that, notwithstanding the foregoing, Intellectual Property may not be sold, leased, conveyed or otherwise disposed of, except that Intellectual Property may be licensed, and the licensee may sub-license such Intellectual Property, in each case in the ordinary course of business on commercially reasonable terms.

               (s) Restriction on Financial Assistance to Non-Wholly-Owned Subsidiaries. Prior to the consummation of a Qualified IPO, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, directly or indirectly, make any investment in (other than as permitted in this Section 17(s)), advances to, capital contributions to, loans to or guarantees to, or give any financial assistance to or for the benefit of any Person other than (i) financial assistance (including investments in, advances to, capital contributions to or loans or guarantees to) to the Company or a direct or indirect wholly-owned Subsidiary of the Company, or (ii) financial assistance (including investments in, advances to, capital contributions to or loans or guarantees to) to Tianchi-Mitel Telecommunications Corp. or any other Persons in an amount not exceeding $5,000,000 in the aggregate in any fiscal year.

               (t) Transactions with Affiliates. Prior to the consummation of a Qualified IPO, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, enter into any transaction or series of related transactions with Terence H. Matthews or any Matthews Person, or any Affiliate of such Person, other than transactions between the Company and one or more of the Guarantors or transactions between two or more of the Guarantors, except on terms and conditions no less favorable to the Company, the Guarantor or the Subsidiary of the Company as could reasonably be obtained by the Company, Guarantor or Subsidiary at that time in a comparable transaction entered into at Arm's Length with a Person at Arm's Length with the Company and provided that the Company, a Guarantor or any Subsidiary of the Company may enter into employment agreements with respect to the procurement of services of their respective officers and employees in the ordinary course of business, including executive compensation arrangements.

               (u) Pension Plan Compliance. Prior to the consummation of a Qualified IPO, the Company shall not (i) terminate, or permit a Guarantor to terminate, any pension plan in a manner, or take any other action with respect to any pension plan, which would reasonably be expected to result in any material liability of the Company or a Guarantor, or (ii) fail to make, or permit a Guarantor to fail to make, full payment when due of all amounts which, under the provisions of any pension plan, agreement relating thereto or applicable law, the Company or a Guarantor is required to pay as contributions thereto. In addition, the Company shall promptly pay, and shall cause the Guarantors to promptly pay, not less than the minimum funding requirement from time to time established by any actuarial report with respect to any pension plan of the Company or any Guarantor.

               (v) Restriction on Reserve Account. Prior to the consummation of a Qualified IPO, without the prior written consent of the Required Holders, the Company shall not, and shall not permit MNI to, deposit or cause to be deposited
in the bank account of the Company being account        and the bank account of
MNI being account number        (i) an amount greater than $30,000,000, in the
aggregate, (ii) any amount not required to be deposited in such accounts pursuant to the reserve account requirements contained in the receivables purchase agreement (the "RPA") dated as of April 16, 2004 between Endurance Trust, the Company, MNI and Efficient Capital Corporation or (iii) any amount not derived solely from the net proceeds of the sale of accounts receivable by the Company or MNI to Endurance Trust or the collections relating to accounts receivable sold by the Company or MNI to Endurance Trust pursuant to the terms of the RPA.

               (w) Restriction on Cash Collateral. Prior to the consummation of a Qualified IPO, the Company shall not deposit, nor shall it permit any Guarantor or other Subsidiary to deposit, any amount with any Person as cash collateral (except for cash collateral deposited in respect of Permitted Indebtedness or Permitted Liens) without the prior written consent of the Required Holders, such consent not to be unreasonably withheld or delayed.

               (x) Access Rights. Prior to the consummation of a Qualified IPO, the Holder will have reasonable access, during normal business hours, (I) to the facilities, records and personnel (including outside accountants) of the Company and its Subsidiaries and (II) to the executive officers and senior management of the Company and its Subsidiaries, in each case to the extent that the same reasonably relates to the Holder's interest in the Company, subject to reasonable prior written notice delivered to the Company and subject to execution by the Holder, at the Company's request, of a confidentiality and nondisclosure agreement in the form reasonably agreed to by the Company. The Company shall be entitled to designate one or more representatives of the Company to be present during all such periods of access.

               (y) Restrictions on Acquisitions. Prior to the consummation of a Qualified IPO, the Company shall not, and shall not permit any Guarantor or other Subsidiary to, make any investment, or acquire the capital shares, assets or business of, any Person, whether in a single transaction or a series of related transactions, for purchase price in excess of $5,000,000 per transaction and $10,000,000 in the aggregate in any fiscal year.

          (18) SECURITY. This Note and the Additional Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement). Upon the consummation of a Qualified IPO, all of the Security Documents and Guarantees shall terminate and the Holder irrevocably authorizes and directs the Company, and any agent under their respective direction, at the sole expense of the Company, to (a) discharge any and all registrations and filings made in favor of the Holder or the Collateral Agent on behalf of the holders of the Notes, against the Company or its Subsidiaries (and any predecessor entities of or to the Company or its Subsidiaries) and any financing change statements filed in connection with such registrations; and (b) file any UCC financing statement terminations.

          (19) PARTICIPATION. Subject to the limitations set forth in Section 17(f), the Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Shares, in lieu of any adjustments to which the Holder is otherwise entitled under Section 7, to the same extent as if the Holder had converted this Note into Common Shares (without regard to any limitations on conversion herein or elsewhere) and had held such Common Shares on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Shares. However, the Company shall not pay any dividends or distributions pursuant to this Section 19 to the extent that the fair market value of any Purchase Rights that the Company would become obligated to grant to the Holder under Section 6(a) and/or any dividends, distributions or cash that the Company would become obligated to pay to the Holder under Section 19 of this Note, together with (i) the fair market value of any Purchase Rights previously granted to the Holder of this Note pursuant to
Section 6(a) of this Note, (ii) dividends, distributions or cash previously paid pursuant to Section 19 of this Note, (iii) any payments or repayments of or reductions of Principal to the Holder under this

Note as a result of a conversion that the Company was obligated to make or is currently obligated (under this Note or under the Securities Purchase Agreement) to make on account of the principal amount (as defined in the Income Tax Act (Canada)) of this Note and (iv) any reductions of Principal as a result of a conversion under this Note that the Company was obligated to make, would cause the Company to pay or repay, or become obligated to pay or repay, more than 20% of the Principal of this Note prior to the Maturity Date.

          (20) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders shall be required for any change, amendment, alteration or waiver to this Note or the Additional Notes; provided, however, that no such change, amendment, alteration or amendment, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular holder, (i) reduce the Interest Rate, extend the time for payment of Interest or change the manner or rate of accrual of Interest on the Notes, including, without limitation, modifying the definition contained in
Section 38(xxxi), (ii) reduce the amount of Principal, or change the Maturity Date, of the Notes, (iii) make any change that impairs or adversely affects the conversion rights of the Notes (including, without limitation, the provisions contained in Section 7 hereof), (iv) reduce any of the Redemption/Repurchase Prices, or amend or modify in any manner adverse to the holders of the Notes the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (v) modify the provisions with respect to the right of the holders of the Notes to cause the Company to redeem or repurchase for the Notes pursuant to Sections 4(b) or 5(b) herein and the analogous provisions of the Additional Notes (including, without limitation, modifying Section 4(a) hereof or any definitions contained in
Section 38(xxiv); (vi) make any Interest or Principal on the Notes payable other than as set forth herein and in the Additional Notes; (vii) impair the right of any holder of Notes to receive payment of Principal or Interest or other payments due under the Notes, if any, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder; (viii) change the ranking of this Note or any Additional Notes in a manner adverse to the holder thereof; or (ix) modify any of the provisions of, or impair the right of any holder of Notes under, Section 6, Section 17, this
Section 20, Section 21, Section 23 and Section 33(b) hereof or the analogous provisions of the Additional Notes; and as further provided that no such change shall be made prior to the Company having consulted tax counsel as to the tax consequences of such a change on the Holder and on the Company. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of Interest, fees or otherwise, to any holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes unless such consideration is offered to be paid or is paid to all holders. So long as any Notes remain outstanding, at no time shall the Company or any of its Subsidiaries, directly or indirectly, purchase or offer to purchase any of the outstanding Notes or exchange or offer to exchange for any consideration (including, without limitation, for cash, securities, property or otherwise) any outstanding Notes unless the Company or such Subsidiary, as applicable, purchases, offers to purchase, exchanges or offers to exchange the outstanding Notes of all of the holders for the same consideration (on a pro rata basis in accordance with each holder's percentage ownership of then outstanding Notes) and on identical terms.

          (21) TRANSFER. This Note and any Common Shares issued upon the conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company.

          (22) REISSUANCE OF THIS NOTE.

               (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 22(d)), registered as the Holder may request, representing and evidencing the same outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 22(d)) to the Holder representing and evidencing the same outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal evidenced by this Note may be less than the Principal stated on the face of this Note. The Holder and any assignee, by acceptance of the Note acknowledge and agree that they are bound by the terms of the Collateral Agency Agreement, a copy of which is attached to the Securities Purchase Agreement as Exhibit L, and further agree, at the request of the Collateral Agent, to execute and deliver an assumption agreement in favor of the Collateral Agent with respect to the Collateral Agency Agreement, in form and substance acceptable to the Collateral Agent.

               (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 22(d)) representing and evidencing the same outstanding Principal.

               (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 22(d) and in principal amounts of at least $100,000) representing in the aggregate and evidencing the same outstanding Principal of this Note, and each such new Note will evidence such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

               (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall evidence the same and represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 22(a) or Section 22(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions and evidence the same indebtedness as this Note, and (v) shall evidence accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

          (23) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          (24) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.

               (a) If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

               (b) If the expenses of any action, suit or proceeding in enforcing rights under this Note are to be paid by the Company, the Holder shall conduct such action, suit or proceeding through the same legal counsel acceptable to the Company, provided that the Holder may employ separate legal counsel if representation by the same legal counsel would be inappropriate due to actual or potential differing interests between the Company and the Holder.

          (25) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial holders of this Note and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

          (26) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (27) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price, the arithmetic calculation of the Conversion Rate, any Redemption/Repurchase Price, Alternate Consideration or Reorganization

Consideration, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption/Repurchase Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Share Price to an independent, reputable investment bank selected by the Company and approved by the Holder, acting reasonably, or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption/Repurchase Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

          (28) PERMITTED DEALINGS WITH COLLATERAL. Except as provided herein or in the Securities Purchase Agreement, unless and until an Event of Default has occurred and is continuing, the Company may, without the consent of the Collateral Agent or the Holder:

               (a) sell, assign, transfer, exchange, lease, consign or otherwise dispose of inventory in the ordinary course of its business;

               (b) sell or otherwise dispose of such part of its equipment which is no longer necessary or useful in connection with its business or which has become worn out or obsolete or unsuitable for the purpose for which it was intended;

               (c) collect accounts in the ordinary course of its business; and

               (d) commit any other acts permitted herein and by the Securities Purchase Agreement.

          (29) INFORMATION REGARDING COLLATERAL. Prior to the consummation of a Qualified IPO (a) Company will furnish to the Collateral Agent at least 30 days' prior written notice before it effects, or, in the case of Guarantors, permits to be effected, any change (i) in its legal name or the legal name of any Guarantor, (ii) in its identity or organizational structure or jurisdiction of formation or that of any Guarantor (iii) in its Federal Taxpayer Identification Number or that of any Guarantor, if any. The Company agrees that such written notice will provide all information necessary to make all filings under the Uniform Commercial Code or the Personal Property Security Act (Ontario) or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Security Documents. Prior to the consummation of a Qualified IPO the Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

          (30) ANNUAL COLLATERAL VERIFICATION. Prior to the consummation of a Qualified IPO and at any time following the occurrence of an Event of Default which is continuing and has not been waived or cured, at the time of delivery of annual financial statements, the Company (i) shall deliver to the Collateral Agent an officer's certificate either confirming that there has been no material change in such information contained in the schedules to the Security Documents since the Closing Date or the date of the most recent certificate delivered pursuant to this Section, as applicable, and (ii) shall assist the Collateral Agent in performing a collateral appraisal at the Company's reasonable expense.

          (31) MAINTENANCE OF PROPERTIES. Prior to the consummation of a Qualified IPO the Company will, and will cause each Guarantor to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation events excepted, all material properties used or useful in the business of the Company and the Guarantors and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof in each case in this section, except when the failure to do so would not reasonably be expected to adversely affect the value or usefulness of such property, it being understood that this provision shall not limit dispositions of assets otherwise permitted hereunder.

          (32) NOTICE OF LITIGATION. Prior to the consummation of a Qualified IPO, the Company will promptly notify the Holder of any action, suit, proceeding, complaint, notice, order or material environmental claim which is commenced or issued or of which it becomes aware (and which has not been disclosed in the Securities Purchase Agreement) which is pending or issued against or, to the best of its information, knowledge and belief, affecting the Company, a Guarantor or any other Subsidiary or any of their undertaking, property and assets at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality in respect of which the Company determines in good faith that there is a reasonable possibility of a determination adverse to the Company, any Guarantor or any other Subsidiary which would, if determined adversely, reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability to perform any of their obligations under this Note or the Security Documents or the enforceability of the Security, and any action, suit or proceeding claiming payment (whether by way of an amount owing, damages or otherwise) of an amount exceeding $500,000 in respect of any one matter or $1,000,000 in the aggregate.

          (33) NOTICES; PAYMENTS.

               (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any pro rata subscription offer to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Change, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

          The Company hereby irrevocably appoints Mitel Networks, Inc. at 28 Van Buren Street, Herndon, Virginia, 20170 Telephone: (613) 592-2122, Facsimile:
(613) 592-7802, Attention: Greg Hiscock, Corporate COUNSEL, as its agent for the receipt of service of process in connection with any action pursuant to this
Note in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

          Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 33(a).

          If the Company's agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify the Holder in writing of the name and address of the replacement agent. Failing such appointment and notification, the Holder shall be entitled by notice to the Company to appoint a replacement agent to act on the Company's behalf. The provisions of this Section 33(a) applying to service on an agent apply equally to service on a replacement agent.

               (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the initial holders of this Note, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. If any Interest Date, other than the Maturity Date, would otherwise be a date that is not a Business Day, such Interest Date shall be postponed to the next day that is a Business Day, except that if such Business Day is in the next succeeding calendar month, such Interest Date shall be the immediately preceding Business Day, and the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. If the Maturity Date or any Redemption Date falls on a day which is not a Business Day, payment of principal and interest with respect to this Note shall be paid on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such payment shall accrue from and after such date, and the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

               (c) Currency. Unless otherwise indicated, all dollar amounts referred to in this Note are in United States dollars (the "NOTE CURRENCY").

          (34) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

          (35) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

          (36) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

          (37) GOVERNING LAW; JURISDICTION; JURY TRIAL.

                    (i) All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                    (ii) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph referred to as the "JUDGMENT CURRENCY") an amount due in the Note Currency under this Note, the conversion shall be made at the exchange rate between the Note Currency and Canadian Dollars as reported in the New

York edition of The Wall Street Journal (the "EXCHANGE RATE") prevailing on the business day immediately preceding:

                         (1) the date of actual payment of the amount due, in
the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

                         (2) the date on which the foreign court determines, in
the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph (ii)(2) being hereinafter referred to as the "JUDGMENT CONVERSION DATE").

                    (iii) If in the case of any proceeding in the court of any jurisdiction referred to in paragraph (ii)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of the Note Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

                    (iv) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

          (38) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                    (i) "ADDITIONAL AMOUNT" shall have the meaning set forth in section 14(a).

                    (ii) "AMEX" means the American Stock Exchange.

                    (iii) "APPLICABLE LAW" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, rules, orders, codes, treaties, conventions, judgments, awards, determinations and decrees of any governmental, regulatory, fiscal or monetary authority or court of competent jurisdiction in any applicable jurisdiction.

                    (iv) "ARM'S LENGTH" has the meaning ascribed thereto for the purposes of the Income Tax Act (Canada) in effect as of the date hereof;

                    (v) "BLOOMBERG" means Bloomberg Financial Markets.

                    (vi) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the City of Ottawa, Canada are authorized or required by law to remain closed and which is also a day on which dealings in deposits are transacted in the London interbank market.

                    (vii) "CAPITAL SHARES" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate shares, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                    (viii) "CALENDAR QUARTER" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                    (ix) "CANADIAN SECURITIES LAWS" means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and published interpretation notes of, the securities regulatory authorities of the provinces and territories of Canada.

                    (x) "CLOSING BID PRICE" and "CLOSING SALE PRICE" mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotations Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined in good faith by the board of directors of the Company. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

                    (xi) "CLASS A SHARES" means the Class A Convertible Preferred Shares, Series 1 of the Company.

                    (xii) "CLASS B SHARES" means the Class B Convertible Preferred Shares, Series 1 of the Company.

                    (xiii) "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

                    (xiv) "COLLATERAL AGENT" shall have the meaning set forth in the Collateral Agency Agreement and "COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement dated the date hereof by and among the initial holders of the Notes, Highbridge International LLC, as collateral agent, and the Company.

                    (xv) "COMMON SHARES" means the Common Shares, with no par value per share, of the Company as it exists on the Issuance Date or any other Capital Shares of the Company into which the Common Shares shall be reclassified or changed or, in the event of a merger, consolidation, amalgamation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation (including, without limitation, an amalgamation), the common shares, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

                    (xvi) "COMPANY TAXES" includes all present and future income, corporation, capital gains, capital and value-added, and goods and services taxes and all stamp and other taxes and levies, imposts, deductions, duties, charges and withholdings whatsoever together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts made on or in respect thereof;

                    (xvii) "CONVERTIBLE SECURITIES" means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

                    (xviii) "CUMULATIVE RETAINED EARNINGS" means the combined amount of Net Income reported by the Company during the Measurement Period, plus any Equity Infusion obtained by the Company during such period.

                    (xix) "EDC" means Export Development Canada and its successors.

                    (xx) "EFFECTIVE DATE" means the date of consummation of the applicable Fundamental Change.

                    (xxi) "EQUITY INFUSION" means any amount of cash received by the Company in return for Common Shares.

                    (xxii) "ENVIRONMENTAL LAWS" means any present or future applicable federal, provincial, state, municipal or other local law, statute, regulation or by-law, code, ordinance, decree, directive, standard, policy, rule, order, treaty, convention, judgment, award or determination for the protection of the environment or human health and safety, present or future.

                    (xxiii) "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                    (xxiv) "FUNDAMENTAL CHANGE" means the occurrence, after the Issuance Date, of one or more of the following events:

                         (1) any sale, transfer, lease, conveyance or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Company's property or assets to any Person or group of related Persons (other than to any of the Company's wholly owned Subsidiaries) as defined in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any sale, transfer, lease, conveyance or other disposition in which (x) Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company's Voting Shares immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Shares of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition and (y) Persons who, directly or indirectly, are beneficial owners of the Company's Voting Shares immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction shares of the corporation or entity purchasing such properties or assets in such sale, lease, conveyance or other disposition in a proportion that does not, on the whole, materially differ from such ownership immediately prior to the transaction;

                         (2) the approval by the holders of the Company's Capital Shares of any plan or proposal for liquidation or dissolution;

                         (3) if any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Terence H. Matthews and the Matthews Persons) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Shares of the Company; or

                         (4) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and the Matthews Persons, collectively, "beneficially owning" (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly in the aggregate less than 115,000,000 of the issued and outstanding shares in the capital of the Company (subject to appropriate adjustments for share dividends, share splits, recapitalizations, combinations, reverse share splits or other similar events occurring after the Issuance Date), calculated on an as-if-converted to Common Shares basis; or

                         (5) the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, or the Company and any other Person amalgamates, other than any consolidation, amalgamation or merger in which Persons who, directly or indirectly, are beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Company's Voting Shares immediately prior to such transaction, beneficially own, directly or indirectly, immediately after such transaction at least a majority of the total voting power of the outstanding Voting Shares of the continuing or surviving corporation or entity.

          Notwithstanding the foregoing, a merger or consolidation shall not be deemed to constitute a "Fundamental Change" if (i) at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation, amalgamation or share exchange offer consists of Capital Shares or American Depositary Shares that are, or immediately after the transaction or event will be, traded on the NYSE or quoted on the Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such merger or consolidation) (these securities being referred to as "publicly traded securities") and (ii) as a result of such merger or consolidation, amalgamation or share exchange offer the Notes become immediately convertible into such publicly traded securities and other such consideration received by the shareholders.

                    (xxv) "FUNDAMENTAL CHANGE REPURCHASE PRICE" means (i) for any Fundamental Change occurring during the 18 months after the Issuance Date but prior to the consummation of a Qualified IPO, 125% of the Principal of the Notes to be repurchased, together with accrued and unpaid Interest to, but excluding, the Fundamental Change Settlement Date or (ii) for any Fundamental Change occurring following the 18 months after the Issuance Date but prior to the consummation of a Qualified IPO, 120% of the Principal of the Notes to be repurchased, together with accrued and unpaid Interest, to, but excluding, the Fundamental Change Settlement Date or (iii) for any Fundamental Change occurring following the consummation of a Qualified IPO, 100% of the Principal of the Notes to be repurchased, together with accrued and unpaid Interest, to, but excluding, the Fundamental Change Settlement Date.

                    (xxvi) "FUNDAMENTAL CHANGE SETTLEMENT DATE" means the 30th day after the Effective Date for a Fundamental Change; provided that, with respect to any Fundamental Change Conversion or Fundamental Change Repurchase for which a Notice of Conversion or Fundamental Change Repurchase Notice, as applicable, has been delivered after the Effective Date (and during the Fundamental Change Conversion/Repurchase Period), the Fundamental Change Settlement Date shall mean the date that is three (3) Business Days following the delivery of the applicable Notice of Conversion or Fundamental Change Repurchase Notice.

                    (xxvii) "GAAP" means United States generally accepted accounting principles, consistently applied. All accounting and financial terms, unless specifically defined in this document, will be interpreted in accordance with GAAP.

                    (xxviii) "GUARANTORS" shall have the meaning set forth in the Security Documents.

                    (xxix) "INDEBTEDNESS" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all indebtedness, liabilities and obligations secured by a Lien on any asset of such Person, whether or not the same is otherwise indebtedness, liabilities, or obligations of such Person, (vi) all indebtedness, liabilities and obligations of others which is, directly or indirectly, guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, (vii) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (viii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (ix) all obligations of such Person under commodity price hedging arrangements, in each case whether contingent or matured, (x) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (xi) all indebtedness, liabilities and obligations in respect of financial instruments which are classified as a liability on the balance sheet of such Person (excluding any obligations of the Company to redeem or repurchase Class A Shares or Class B Shares in accordance with the Put Provisions in the Shareholder's Agreement) and (xii) all obligations of such Person to otherwise assure a creditor against loss.

                    (xxx) "INTELLECTUAL PROPERTY" has the meaning defined in the Security Agreements.

                    (xxxi) "INTEREST COVERAGE TEST" means that the result of (x) LTM EBITDA minus LTM Capital Expenditures, divided by (y) LTM Interest Expense is greater than 6.0.

                    (xxxii) "INTEREST RATE" means (x) for any period prior to consummation of a Qualified IPO, the applicable LIBOR plus five percent (5.0%),
(y) for any period following consummation of a Qualified IPO, the applicable LIBOR plus two and one half percent (2.5%) and (z) on and after the 30 month anniversary of the Issuance Date if a Qualified IPO has not been consummated, the applicable LIBOR plus ten percent (10.0%); provided, however, that the Interest Rate shall be increased for any applicable Special Interest Payments. The Interest Rate shall be re-calculated as of the first day of each Calendar Quarter or, initially, as of the Issuance Date.

                    (xxxiii) "IP SCHEDULE" means a schedule prepared by the Company setting out the core Intellectual Property of the Company and its Subsidiaries, as such schedule may be amended from time to time.

                    (xxxiv) "LIBOR" means, as of each date of determination, (a) the three-month London Interbank Offered Rate for deposits in U.S. dollars, as shown on such date in The Wall Street Journal (Eastern Edition) under the caption "Money Rates - London Interbank Offered Rates (LIBOR)"; or (b) if The Wall Street Journal does not publish such rate, the offered three-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, provided that if at least two rates appear on the Reuters Screen LIBO Page on any day, the "LIBOR" for such day shall be the arithmetic mean of such rates.

                    (xxxv) "LIENS" means mortgages, pledges, liens, hypothecs, charges, security agreements or other encumbrances or other arrangements that in substance secure payment or performance of an obligation, statutory and other non-consensual liens or encumbrances and includes the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                    (xxxvi) "LOCK-UP EXPIRATION DATE" means the date of expiration of any lock-up restrictions entered into by the Holder in connection with a Qualified IPO.

                    (xxxvii) "LTM CAPITAL EXPENDITURES" means for the twelve month period for which financials are available immediately preceding the 30 month anniversary of the Issuance Date, with respect to the Company, the aggregate of all expenditures by the Company and its subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs, maintenance and improvements during such period) that are required to be capitalized under GAAP on a consolidated balance sheet of the Company and its subsidiaries.

                    (xxxviii) "LTM EBITDA" means with respect to the Company, the Net Income of such Company and its subsidiaries for the twelve month period for which financials are available immediately preceding the 30 month anniversary of the Issuance Date, plus without duplication, the sum of the following amounts of the Company and its subsidiaries for such period and to the extent deducted in determining Net Income of such Persons for such period: (1) Net Interest Expense, (2) income tax expense, (3) depreciation expense, (4) amortization expense, and minus, onetime or non-cash gains, including but not limited to (5) gains generated from disposition of assets, (6) gains resulted from reversal of charges, (7) gains resulted from change of estimates, (8) gains resulted from change of actuarial assumptions, or (9) extraordinary gains.

                    (xxxix) "LTM NET INTEREST EXPENSE" means, with respect to the Company, gross interest expense of the Company for the twelve month period for which financials are available immediately preceding the 30 month anniversary of the Issuance Date determined on a consolidated basis and in accordance with GAAP, (including, without limitation, interest expense paid to affiliates of the Company), plus any amount of interest capitalized as an asset during the same twelve month period.

                    (xl) "LTM SALES" means, for the relevant twelve month period, revenue as reported in accordance with GAAP.

                    (xli) "MAKE-WHOLE CONVERSION RATE" means the quotient of $1,000 divided by the Conversion Price.

                    (xlii) "MATTHEWS PERSONS" means the immediate family of Terence H. Matthews and any "person" or "group" under Section 13(d)(3) of the Exchange Act that is controlled solely by Terence H. Matthews or his immediate family, any beneficiary of the estate of Terence H. Matthews or his immediate family or any trust or partnership controlled by any of the foregoing.

                    (xliii) "MEASUREMENT PERIOD" means, with respect to any request for repurchase or redemption of Class A Shares, Class B Shares or redeemable Common Shares in accordance with the Shareholders' Agreement, the third fiscal quarter of fiscal year 2006, and all subsequent quarters, through, but excluding, the quarter in which the redemption of Class A Shares, Class B Shares or redeemable Common Shares occurs.

                    (xliv) "MNI" means Mitel Networks, Inc., a corporation incorporated under the laws of Delaware and an indirect wholly-owned Subsidiary of the Company.

                    (xlv) "MNL" means Mitel Networks Limited, a private company limited by shares incorporated in England and Wales under number 1309629, whose registered office is at Portskewett, Monmouthshire, NP2G 5YR, and an indirect wholly-owned Subsidiary of the Company.

                    (xlvi) "NET INCOME" means, with respect to any Person for any applicable period, the net income (loss) of such Person for such period, determined on a consolidated basis and in accordance with GAAP.

                    (xlvii) "NET INTEREST EXPENSE" means, with respect to any Company for any applicable period, gross interest expense of the Company for such period determined on a non-consolidated basis and in accordance with GAAP, plus any amount of interest capitalization as an asset during the same period.

                    (xlviii) "NYSE" means The New York Stock Exchange, Inc.

                    (xlix) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities

                    (l) "PERMITTED BUSINESS" means the business of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including without limitation advanced voice over internet protocol, video and data communications platforms, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration).

                    (li) "PERMITTED INDEBTEDNESS" means:

                         (1) Indebtedness owing hereunder, under the Additional Notes and under the Security Documents;

                         (2) Subordinated Indebtedness;

                         (3) Trade debt and similar unsecured indebtedness incurred in the ordinary course of business (but excluding indebtedness for borrowed money outstanding for more than 90 days);

                         (4) certain indebtedness of MNL owing to Mitel Networks International Limited on account of royalties;

                         (5) Intercorporate Indebtedness owed by any Subsidiary to the Company or any of the Guarantors;

                         (6) Intercorporate Indebtedness between the Company and the Guarantors;

                         (7) Intercorporate Indebtedness owed by any wholly-owned Subsidiary of the Company (other than the Guarantors) to another wholly-owned Subsidiary of the Company;

                         (8) Indebtedness in an aggregate amount not exceeding $15,000,000 (or its equivalent amount in another currency) incurred in connection with the obligations of a Person as lessee which are capitalized in accordance with GAAP;

                         (9) Indebtedness incurred pursuant to performance bonds, bid bonds and other similar instruments entered into in the ordinary course of business;

                         (10) Indebtedness for borrowed money in an aggregate amount not exceeding L15,000,000 incurred pursuant to overdraft, working capital credit facilities and any other form of financing by Subsidiaries of the Company carrying on business in the United Kingdom and Europe (including a L7.5 million real estate mortgage dated January 24, 2002 granted by MNL in favor of Barclays Bank plc and a L5 million chattel mortgage dated October 31, 2001 granted by MNL in favor of Barclays Bank plc, as each may be amended, restated, supplemented or replaced from time to time with the consent of the Required Holders);

                         (11) Indebtedness pursuant to letters of credit in an aggregate face amount not exceeding Cdn. $600,000 issued in respect of the Company's supplemental executive retirement plan;

                         (12) Indebtedness incurred or assumed in connection with Permitted Purchase Money Security Interests;

                         (13) Indebtedness secured by assets or properties at the time of entering into an agreement with respect to the acquisition of such assets or properties and assumed in connection with such acquisition and Indebtedness of a corporation existing at the time such corporation becomes a Subsidiary of the Company provided, in either case, that such Indebtedness was not incurred in anticipation of such acquisition or in anticipation of such corporation becoming a Subsidiary and excluding any extensions or renewals of any such Indebtedness;

                         (14) Unsecured Indebtedness incurred in connection with transactions entered into for the purpose of hedging foreign exchange risk of the Company and its Subsidiaries or for the purpose of hedging interest rate exposure on Permitted Indebtedness (but, in either case not for speculative purposes);

                         (15) Unsecured Indebtedness in an aggregate amount not exceeding $25,000,000 (or its equivalent amount in another currency) pursuant to a daylight overdraft facility incurred solely to facilitate the clearance of inter-corporate Indebtedness;

                         (16) secured Indebtedness pursuant to a daylight overdraft facility incurred with Harris Bank solely to facilitate the clearance of inter-corporate Indebtedness;

                         (17) Indebtedness represented by obligations of MNL in respect of its defined benefit pension plan;

                         (18) Letters of credit and letters of guarantee, performance/bid bonds, cash management arrangements (including, but not limited to: electronic funds transfer programs, daylight overdraft facilities, F/X settlement risk facilities, and other facilities involving intra-day/inter-day settlement risk); unadvised treasury risk facilities (including facilities provided for conducting F/X and hedging/derivative transactions; bank overdraft lines, including cash collateral in connection with any of the foregoing, all as is consistent with past practice of the Company or such Subsidiary or with the ongoing ordinary course developments in the business of the Company or such Subsidiary; and

                         (19) Unsecured Indebtedness not included in any of the foregoing and not exceeding $5,000,000 (or its equivalent amount in another currency), in the aggregate.

Notwithstanding the foregoing, the aggregate amount of Permitted Indebtedness shall not exceed, at any time, the Permitted Indebtedness Cap.

                    (lii) "PERMITTED INDEBTEDNESS CAP" means (x) during the first year following the Issuance Date, $300,000,000 and (y) for each fiscal year (consisting of twelve months) thereafter the greater of (A) $300,000,000 and (B) the Permitted Indebtedness Cap as calculated using the following formula:

Amount of Permitted Indebtedness Cap for the immediately preceding fiscal year X (1+ (.5 X ((LTM Sales for the immediately preceding fiscal year / LTM Sales for the penultimate fiscal year) - 1)));

provided, however, that no (x) amount of Indebtedness incurred pursuant to clause (18) of the definition of Permitted Indebtedness or (y) intercorporate Indebtedness between the Company and any Guarantors or between any Guarantors shall be included to determine whether the Permitted Indebtedness Cap has been exceeded.

                    (liii) "PERMITTED LIENS" means the following types of Liens:

                         (1) Liens in respect of taxes, assessments or governmental charges or claims the payment of which is not, at the time, overdue;

                         (2) statutory Liens of landlords, statutory liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as
     (1) such
     reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles as applied in Canada shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the collateral in respect of which the holders of the Notes, or the Collateral Agent on their behalf, have a security interest in respect of the obligations of the Company under the Notes (the "COLLATERAL"), such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                         (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                         (4) any attachment or judgment Lien not involving (i) in any individual case an amount in excess of $1,000,000, or (ii) in the aggregate at any time outstanding an amount in excess of $2,500,000 (in either case to the extent such amount is not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) except if any such attachment or judgment Lien shall remain undischarged, undisputed (in the case of a writ in the United Kingdom), unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder);

                         (5) Liens relating to leases or subleases granted to third parties which do not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

                         (6) Liens relating to easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries or result in a material diminution in the value of any of the Collateral;

                         (7) any (a) interest or title of a lessor or sublessor under any operating lease in respect of which the Company or any of its subsidiaries shall be, or become liable whether directly or by assignment or as a guarantor or other surety for the obligations of the lessee under any such operating lease, to the extent that the aggregate annual rental payments of the Company and its subsidiaries in respect of all such operating leases shall not exceed $25,000,000, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                         (8) Liens arising from the filing of Personal Property Security Act (Ontario) or UCC financing statements, relating solely to true operating leases;

                         (9) Liens in favor of EDC arising out of certain obligations and liabilities of the Company to EDC in connection with or relating to indemnity agreements entered into, or which may in the future be entered into, by the Company in favor of EDC in respect of surety and performance bonds issued or to be issued by surety companies (including ACE-INA Insurance) with EDC's full or partial indemnity for the account of the Company, for so long as such liens are subject to the postponement and subordination agreement dated April 27, 2005 between the Collateral Agent and EDC;

                         (10) liens in favor of The Canada Trust Company in its capacity as trustee of Endurance Trust under the RPA over bank accounts of the Company and of MNI being account and, respectively, provided that the funds to be deposited in such accounts are limited to the amounts which the Company or MNI are required to deposit in such accounts pursuant to the reserve account requirements contained in the RPA and provided further that such deposited funds are derived solely from the net proceeds of the sale of accounts receivable by the Company or MNI to Endurance Trust or the collections relating to accounts receivable sold by the Company or MNI to Endurance Trust pursuant to the terms of the RPA unless otherwise permitted in writing by the Required Holders;

                         (11) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                         (12) Liens relating to any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                         (13) Liens against owners' or sublessors' interest in any leasehold property used or occupied by the Company or any of its Subsidiaries;

                         (14) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company or any of its Subsidiaries;

                         (15) Liens relating to licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary;

                         (16) Liens granted to evidence the security interests of the holders of the Notes, or the Collateral Agent on their behalf, in the Collateral;

                         (17) Permitted Purchase Money Security Interests;

                         (18) Liens granted in connection with obligations incurred pursuant to clause, (10), (11) or (18) of the definition of Permitted Indebtedness;

                         (19) Liens not included in any of the foregoing in respect of obligations not exceeding $5,000,000 (or its equivalent amount in another currency) in the aggregate; and

                         (20) Liens relating to certain rights of the Government of Canada in the intellectual property of the Company pursuant to the Technology Partnerships Canada Agreement.

          For greater certainty, the registration of a financing statement in respect of the absolute assignment of accounts receivable under the Personal Property Security Act (Ontario) or the UCC does not constitute a Lien for so long as such registration does not constitute a Lien under the Personal Property Security Act (Ontario) or the UCC.

                    (liv) "PERMITTED PURCHASE MONEY SECURITY INTEREST" means any Lien on any property or asset created, issued or assumed to secure Indebtedness incurred, assumed or issued to satisfy, in whole or in part, the purchase price of such property or asset (including installation costs) and expenditures made for any repairs, alterations, construction, development or improvements performed thereon or added thereto, provided that such Lien, or any agreement or other instrument under which such Lien is constituted, is limited to the property or asset acquired in connection with the assumption, issuance or incurring of such Indebtedness and is created, issued or assumed concurrently with the acquisition of such property or assets.

                    (lv) "PERMITTED SECURITIZATION TRANSACTIONS" means any transaction providing for the sale, securitization or other asset-backed financing of trade accounts receivable arising in Canada or the United States of or owing to the Company or a Subsidiary of the Company, provided that such disposition of accounts receivable pursuant to the securitization transactions are without recourse to the Company or such Subsidiary and provided that the terms and conditions of all such securitization transactions shall be on an Arm's Length basis and on commercially reasonable terms provided that the receivables to which such securitization relates shall at no time be greater then the aggregate of $34,000,000 and Cdn. $6,000,000;

                    (lvi) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                    (lvii) "PRESENT VALUE OF INTEREST" means the aggregate net present value of the remaining scheduled payments of interest, if any, that, but for the redemption or conversion of this Note, would have accrued under this Note at the Interest Rate during the period from the applicable conversion or redemption date, as the case may be, through the Maturity Date calculated using a discount rate of 50 basis points higher than the yield to maturity of the United States Treasury notes with a five-year maturity, as provided in The Wall Street Journal (Eastern Edition) on the date that is three (3) Business Days before the applicable conversion or redemption and assuming, for purposes of this calculation, that the Interest Rate in effect on the date of determination remains in effect through Stated Maturity.

                    (lviii) "PRINCIPAL MARKET" means the principal stock exchange or trading market for the Common Shares, if any.

                    (lix) "QUALIFIED IPO" means the Company's sale of its Common Shares in a firm commitment, fully underwritten public offering conducted in the United States through a nationally recognized investment banking firm and pursuant to a registration statement under the Securities Act, the public offering price of which was not less than $1.61 per share, the gross proceeds of which to the Company (before underwriting discounts, commissions and fees) exceeds $75,000,000 and after which the Common Shares are listed either on NYSE or admitted for trading on the Nasdaq National Market; provided that prior to the consummation of a Qualified IPO, the acquisition of the Company by a Successor Entity whose common shares (or its equivalent) are publicly traded (a "PUBLIC ACQUIROR") shall not be deemed a Qualified IPO for purposes hereof but a subsequent offering by a Public Acquiror after the acquisition of the Company shall be deemed a Qualified IPO for purposes hereof to the extent that such subsequent offering meets the criteria above.

                    (lx) "QUALIFIED IPO PRICE" means the price per share to the public in a Qualified IPO.

                    (lxi) "REDEMPTION/REPURCHASE PRICES" means, collectively, the Event of Default Redemption Price, the Fundamental Change Repurchase Price, the Optional Redemption Price and the Tax Redemption Price.

                    (lxii) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of the Closing Date by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Shares issuable upon conversion of the Notes.

                    (lxiii) "REQUIRED HOLDERS" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding; it being understood that Notes held by the Collateral Agent shall be included in such calculation and that Notes held by, or on behalf of, the Company or any Affiliate of the Company shall be disregarded.

                    (lxiv) "RULE 144(K)" means Rule 144(k) promulgated under the Securities Act and any successor provision thereto.

                    (lxv) "SEC" means the United States Securities and Exchange Commission.

                    (lxvi) "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

                    (lxvii) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

                    (lxviii) "SHARE PRICE" means the price paid per Common Share in the transaction constituting the applicable Fundamental Change, determined as follows: (x) if holders of Common Shares receive only cash in the Fundamental Change, the Share Price shall be the cash amount paid per Common Share; or (y) in all other circumstances (1) at any time prior to the consummation of a Qualified IPO, the fair market value of the Common Shares as mutually determined by the board of directors of the Company or (2) following the consummation of a Qualified IPO, the Share Price shall be the arithmetic average of the Closing Sale Prices of the Common Shares on the ten (10) Trading Days prior to, but not including, the Effective Date. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Shares in clause (1) of the foregoing, then such dispute shall be resolved pursuant to Section 27.

                    (lxix) "SHAREHOLDERS' AGREEMENT" means the Shareholders' Agreement dated as of April 23, 2004 between the Company, EdgeStone Capital Equity Fund II-B GP, Inc. and EdgeStone Capital Equity Fund II-B GP, Inc., as nominee, Mitel Systems Corporation, Mitel Knowledge Corporation, Zarlink Semiconductor Inc., Power Technology Investment Corporation and Wesley Clover Corporation.

                    (lxx) "SPECIAL INTEREST PAYMENTS" has the meaning specified in the Registration Rights Agreement.

                    (lxxi) "SUBORDINATED INDEBTEDNESS" means Indebtedness incurred by the Company, any Guarantor or other Subsidiary that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Required Holders and approved by the Required Holders, and which Indebtedness does not (1) provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Maturity Date and (2) exceed, at any time, $50,000,000.

                    (lxxii) "SUBSCRIPTION DATE" means April 27, 2005.

                    (lxxiii) "SUBSIDIARY" shall have the meaning specified in the Securities Purchase Agreement.

                    (lxxiv) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from, continuing from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

                    (lxxv) "TAX REDEMPTION DATE" means the date that is specified in the Notice of Election, which date shall not be less than 30 days after the Tax Redemption Notice Date.

                    (lxxvi) "TECHNOLOGY PARTNERSHIP CANADA AGREEMENT" means the Technology Partnerships Canada Agreement, executed by the parties on the ninth and tenth of October, 2002 between the Debtor, March Networks Corporation, Mitel Knowledge Corporation and Her Majesty the Queen in Right of Canada, as amended, restated, supplemented and modified from time to time.

                    (lxxvii) "TRADING DAY" means any day on which the Common Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares is then traded; provided that "Trading Day" shall not include any day on which the Common Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

                    (lxxviii) "TRANSACTION DOCUMENTS" means this Note, the Additional Notes, the Securities Purchase Agreement, the Registration Rights Agreement, the Collateral Agency Agreement, the Security Documents and any other documents or agreements executed in connection with the transactions contemplated hereunder or thereunder.

                    (lxxix) "TSX" means the Toronto Stock Exchange.

                    (lxxx) "UCC" shall have the meaning set forth in the Security Documents.

                    (lxxxi) "VOTING SHARES" of a Person means Capital Shares of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

                                              MITEL NETWORKS CORPORATION


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT I

                           MITEL NETWORKS CORPORATION
                                CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the "NOTE") issued to the undersigned by Mitel Networks Corporation (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares no par value per share (the "COMMON SHARES") of the Company, as of the date specified below.

     Date of Conversion: _______________________________________________________

     Aggregate Conversion Amount to be converted: ______________________________

Please confirm the following information:

     Conversion Price: _________________________________________________________

     Number of Common Shares to be issued: _____________________________________

Please issue the Common Shares into which the Note is being converted in the following name and to the following address:

     Issue to: _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

     Facsimile Number: _________________________________________________________

     Authorization: ____________________________________________________________


          By:
              ------------------------------------------------------------------

               Title: __________________________________________________________

Dated: _________________________________________________________________________

     Account Number: ___________________________________________________________
     (if electronic book entry transfer)

     Transaction Code Number: __________________________________________________
     (if electronic book entry transfer)

                                                                           FINAL

                                [FORM OF WARRANT]

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT; (B) TO THE COMPANY; OR (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE 1933 ACT IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER SHALL FURNISH TO THE COMPANY AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY PRIOR TO SUCH OFFER, SALE OR TRANSFER. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE NUMBER OF COMMON SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(A) HEREOF.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE SUCH SECURITIES IN ONTARIO OR TO RESIDENTS OF ONTARIO BEFORE JULY 31, 2005.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "SECURITIES PURCHASE AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT. THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL 27, 2005, BY AND AMONG THE COMPANY AND THE INVESTORS REFERRED TO THEREIN (THE "REGISTRATION RIGHTS AGREEMENT") AND THE HOLDER OF THE CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL APPLICABLE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, INCLUDING, WITHOUT LIMITATION, SECTION 5 THEREOF. NO TRANSFER OF THIS WARRANT SHALL BE MADE WITHOUT COMPLYING WITH THE PROVISIONS OF SECTION 7(A) OF THIS WARRANT.

                           MITEL NETWORKS CORPORATION

                        WARRANT TO PURCHASE COMMON SHARES

Warrant No.: SPA-__
Number of Common Shares: 4,125,000
Date of Issuance: April 27, 2005 ("ISSUANCE DATE")

     Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HIGHBRIDGE INTERNATIONAL LLC] [LAKESHORE INTERNATIONAL, LTD.][MARATHON SPECIAL OPPORTUNITY MASTER FUND, LTD.] [FORE MASTER CONVERTIBLE FUND, LTD.], the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Shares (including any Warrants to Purchase Common Shares issued in exchange, transfer or replacement hereof, the "WARRANT"), at any time or times on or after (the "WARRANT EXERCISE ELIGIBILITY DATE") the earliest of
(x) the date of effectiveness of a Qualified IPO (as defined in that certain Securities Purchase Agreement, dated as of April 27, 2005 (the "SUBSCRIPTION DATE"), by and among the Company and the investors (the "BUYERS") referred to therein (the "SECURITIES PURCHASE AGREEMENT")), (y) the date of effectiveness of any other public offering of the Common Shares or (z) if occurring prior to the dates set forth above in clauses (x) or (y), in contemplation of, upon and following a Fundamental Transaction (as defined below), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), Four Million, One Hundred and Twenty-Five Thousand (4,125,000) fully paid nonassessable Common Shares (as defined below) (the "WARRANT SHARES"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in
Section 15. This Warrant is one of the Warrants to Purchase Common Shares (the "SPA WARRANTS") issued pursuant to Section 1 of the Securities Purchase Agreement.

1.   EXERCISE OF WARRANT.

     (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Warrant Exercise Eligibility Date, in whole or in part, by
          (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "EXERCISE NOTICE"), of the Holder's election to exercise this Warrant, (ii) delivery of a signed letter substantially in the form attached hereto as Exhibit B (the "RECERTIFICATION LETTER"), and (iii)(A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Business Day following the date on which the Company has received each of the Exercise Notice, the Recertification Letter and the Aggregate Exercise Price (or notice of a

          Cashless Exercise) (the "EXERCISE DELIVERY DOCUMENTS"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "SHARE DELIVERY DATE"), the Company shall, subject to applicable law (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Common Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of Common Shares to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (iii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Common Shares are to be issued upon the exercise of this Warrant, but rather the number of Common Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay all expenses in connection with, and all Other Taxes and Designated Taxes, if any, that may be payable by the Company in respect of the issuance and delivery of Warrant Shares upon exercise of this Warrant pursuant to clause (z) of the definition herein of Warrant Exercise Eligibility Date or the holding or disposition of the Warrant Shares after such exercise, and shall indemnify and hold the Holder and its affiliates harmless from any taxes, interest, penalties and governmental charges which may become payable by the Holder or any of its affiliates as a result of the failure or delay by the Company to pay such expenses, governmental charges, Other Taxes or Designated Taxes specified above. For purposes hereof, "Other Taxes" means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges, governmental charges, or similar levies in respect of the issue or delivery of Warrant Shares upon exercise of this Warrant, and "Designated Taxes" means any liability of a non-resident of Canada for purposes of the Income Tax Act (Canada) for Canadian income or capital gains tax arising as a result of the exercise of this Warrant for Warrant Shares or as a consequence of the holding or disposition of this Warrant or any Warrant Shares and any and all costs and expenses associated with compliance with the Income Tax Act (Canada) and any analogous or similar legislation. The Company and the Holder agree that should the exercise of the Warrant give rise to any filing requirements, including under the Income Tax Act (Canada), the Company and the Holder shall cooperate fully with each other with a view to satisfying such filing requirements.

     (b) Exercise Price. For purposes of this Warrant, "EXERCISE PRICE" means, subject to adjustment as provided herein, (x) prior to the last day of the Adjusted Exercise Price Period, US$1.50, and (y) thereafter, the lower of (i) US$1.50 and (ii) the Adjusted Exercise Price.

     (c) Company's Failure to Timely Deliver Securities. Subject to Section 12, if within three (3) trading days after the Company's receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such Common Shares on the Company's share register or credit the Holder's balance account with DTC for the number of Common Shares to which the Holder is entitled upon such holder's exercise hereunder, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three Business Days after the Holder's request, pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Shares) shall terminate.

     (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of Common Shares determined according to the following formula (a "CASHLESS EXERCISE"):

               Net  Number = (A x B) - (A x C)
                             -----------------
                                      B

               For purposes of the foregoing formula:

          A= the total number of shares with respect to which this Warrant is then being exercised.

          B= the arithmetic average of the Closing Sale Price of the Common Shares during the ten (10) trading days immediately preceding the date of the Exercise Notice.

          C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

     (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

     (f) Limitations on Exercises; Beneficial Ownership. Other than in contemplation of, upon and following a Fundamental Transaction, the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% of the Common Shares outstanding immediately after giving effect to such exercise (the "MAXIMUM PERCENTAGE"). For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such Person and its affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude Common Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in (1) the Company's most recent Form 20-F, Form 6-K or other public filing with the United States Securities and Exchange Commission or any Canadian regulatory authority, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

     (a) Adjustment Upon Issuance of Common Shares. Prior to a Qualified IPO, if and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Common Shares (including the issuance or sale of Common Shares owned or held by or for the account of the Company (but excluding Common Shares deemed to have been issued by the Company (x) in connection with any Excluded Securities (as defined in the Securities Purchase Agreement) or (y) to the Canadian government as warrants exercisable for up to 12,000,000 Common Shares pursuant to the Integrated Communications Solutions R&D Project Agreement between the Company, Mitel Knowledge Corporation, March Networks Corporation and Her Majesty the Queen in Right of Canada dated October 10, 2002) for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

          (i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one Common Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one Common Share is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Common Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common

               Shares upon conversion, exercise or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one Common Share is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Common Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Shares increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

          (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of US$0.01. If any Common Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any Common Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity or to owners of an entity with which the Company amalgamates (the "amalgamating entity"), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity or amalgamating entity as is attributable to such Common Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined by the Board of Directors of the Company in good faith.

          (v) Record Date. If the Company takes a record of the holders of Common Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vi) Expiration of Options and Convertible Securities. Any adjustment under this Section 2(a) is to be disregarded if, and to the extent that, all of the Options or Convertible Securities that gave rise to such adjustment expire or are cancelled without having been exercised, exchanged or converted, so that the Exercise Price effective immediately upon such expiration or cancellation is equal to the Exercise Price that otherwise would have been in effect had such expired or cancelled Options or Convertible Securities not been issued.

     (b) Adjustment upon Subdivision or Combination of Common Shares. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

     (d) Notice of Adjustments. Upon any adjustment of the Exercise Price or of the number or kind of securities into which this Warrant is exercisable pursuant to the terms of this Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price or the number of Warrant Shares or other securities subject to this Warrant resulting from such adjustment, as the case may be, and shall set forth in reasonable detail the method of such calculation and the facts upon which such calculation is based.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. Subject to Section 4(a), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

     (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which
          (i) the numerator shall be the Closing Bid Price of the Common Shares on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one Common Share, and (ii) the denominator shall be the arithmetic average of the Closing Bid Price of the Common Shares during the ten (10) trading days immediately preceding such record date; and

     (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of Common Shares obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of Capital Stock ("OTHER CAPITAL STOCK") of a company whose Capital Stock is traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Capital Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Capital Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4.   PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

     (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the "PURCHASE RIGHTS"), then, upon the Holder's election, the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights and in lieu of any adjustments to which the Holder is otherwise entitled under Section 3 above in respect of such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

     (b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity satisfactorily assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b), including agreements to deliver to each holder of SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the Common Shares reflected by the terms of any Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to any Fundamental Transaction, and (ii) either (x) the Successor Entity is a publicly traded corporation whose Capital Stock is quoted on or listed for trading on a securities exchange or quotation system or (y) in the case of a reclassification or recapitalization of Common Shares only, there is no diminution in the rights of a Holder or the value of such Common Shares. Upon the occurrence of any

          Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of any Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the Common Shares (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. In addition to the foregoing, in connection with any Fundamental Transaction (other than a reclassification or recapitalization of the Company's Common Shares that does not result in a diminution in the rights of a Holder or the value of such Common Shares), the Holder shall have the right, for a period of 30 days following the consummation of such Fundamental Transaction, to require the Company to exchange all or any portion of the Warrants for a number of Common Shares equal to the quotient obtained by dividing (i) the value of the Warrants as of the date of the Fundamental Transaction determined using the Black-Scholes Pricing Model by (ii) the consideration paid per Common Share in such Fundamental Transaction, provided that such right shall not apply if (x) (I) at least 90% of the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation consists of Capital Stock that is, or immediately after consummation of such Fundamental Transaction will be, traded on The New York Stock Exchange, Inc. or quoted on the Nasdaq National Market or traded on the Toronto Stock Exchange or London Stock Exchange, in the case of the latter two stock exchanges with a minimum market capitalization of $1 billion (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Transaction) (any of these securities being referred to as "publicly traded securities") and (II) as a result of such merger or consolidation the SPA Warrants become exercisable for such publicly traded securities, excluding cash payments for fractional shares, or (y) in connection with such Fundamental Transaction the consideration paid to all holders of Common Shares and securities convertible into, exercisable for and exchangeable for Common Shares is securities of an entity that is not is an affiliate of the Company and is not a publicly traded corporation whose Capital Stock is quoted on or listed on a securities exchange or quotation system. In connection with any Fundamental Transaction in which all holders of Common Shares and securities convertible into, exercisable for and exchangeable for Common Shares are solely to receive in such Fundamental Transaction cash and/or securities of an entity that is not a publicly traded corporation whose Capital Stock is quoted on or listed on a securities exchange or quotation system in exchange for such securities, the Company shall have the right to require the Holder to sell all or any portion of its Warrants to the Company for cash payable at consummation of such Fundamental Transaction in an amount equal to the value of the Warrants as of the date of the Fundamental Transaction determined using the Black-Scholes Pricing Model. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, amalgamation, scheme or plan of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the number of Common Shares as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7.   REISSUANCE OF WARRANTS.

     (a) Transfer of Warrant. This Warrant may only be offered, sold or otherwise transferred (a) pursuant to an effective registration statement under the 1933 Act, (b) to the Company or (c) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the 1933 Act in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the holder shall furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred and the transferee shall agree to be bound by the terms hereof.

     (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

     (c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional Common Shares shall be given.

     (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant
          (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Common Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date unless such Warrant was issued in connection with a transfer, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with
     Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment, (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least 15 days prior to any Fundamental Transaction (other than pursuant to clause (iii) of such definition, in which case within one day of the Company's knowledge of such transaction or proposed transaction).

     The Company hereby irrevocably appoints Mitel Networks, Inc. at 205 Van Buren Street, Herndon, Virginia 20170, Telephone: (613) 592-2122, Facsimile:
(613) 592-7802, Attention: Greg Hiscock, Corporate Counsel, as its agent for the receipt of service of process in connection with any action pursuant to this Warrant in the United States. The Company agrees that any document may be effectively served on it in connection with any action, suit or proceeding in the United States by service on its agents.

     Any document shall be deemed to have been duly served if marked for the attention of the agent at its address (as set out above) or such other address in the United States as may be notified to the party wishing to serve the document and delivered in accordance with the notice provisions set forth in this Section 8.

     If the Company's agent at any time ceases for any reason to act as such, the Company shall appoint a replacement agent having an address for service in the United States and shall notify the Holder in writing of the name and address of the replacement agent. Failing such appointment and notification, the Holder shall be entitled by notice to the Company to appoint a replacement agent to act on the Company's behalf. The provisions of this Section 8 applying to service on an agent apply equally to service on a replacement agent.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10.  GOVERNING LAW; JURISDICTION; JURY TRIAL.

          (i) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Subject to Section 12, each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (ii) If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this paragraph referred to as the "JUDGMENT CURRENCY") an amount due in US dollars under this Warrant, the conversion shall be made at the exchange rate between United States Dollars and Canadian Dollars as reported in the New York edition of The Wall Street Journal (the "EXCHANGE RATE") prevailing on the business day immediately preceding:

               (A) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

               (B) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph (ii)(B) being hereinafter referred to as the "JUDGMENT CONVERSION DATE").

          (iii) If in the case of any proceeding in the court of any jurisdiction referred to in paragraph (ii)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

          (iv) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Warrant.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. Subject to Section 7 hereof, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

     (a) "ADJUSTED EXERCISE PRICE" means the arithmetic average of the Closing Sale Price of the Common Shares during the Adjusted Exercise Price Period (subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations, recapitalizations, combinations, reverse stock splits or other similar events during such period), provided that the Adjusted Exercise Price shall in no event be less than the greater of (x) $1.29 (subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations, recapitalizations, combinations, reverse stock splits or other similar events) and (y) 80% of the price per Common Share in a Qualified IPO, subject to adjustment as provided in Section 2 hereof as if such price were the Exercise Price.

     (b) "ADJUSTED EXERCISE PRICE PERIOD" means the first ten (10) trading days following the date of expiry of any lock-up restrictions entered into by the Holder in connection with a Qualified IPO.

     (c)  "BLOOMBERG" means Bloomberg Financial Markets.

     (d) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (e) "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     (f) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as determined by the Board of Directors of the Company in good faith. All such determinations to be appropriately adjusted for any stock dividend, stock split, reclassification, reorganization, recapitalization, combination, reverse stock split or other similar event during the applicable calculation period.

     (g) "COMMON SHARES" means (i) the Company's Common Shares, no par value, and (ii) any share capital into which such Common Shares shall have been changed or any share capital resulting from a reclassification of such Common Shares.

     (h) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

     (i) "ELIGIBLE MARKET" means the American Stock Exchange, The New York Stock Exchange, Inc., the Nasdaq National Market, the Toronto Stock Exchange or the London Stock Exchange.

     (j) "EXPIRATION DATE" means the date that is the later of (i) the fourth anniversary of the Issuance Date, and (ii) if the completion of a Qualified IPO occurs prior to the fourth anniversary of the Issuance Date, the first anniversary of the effective date of such Qualified IPO, or if such later date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "HOLIDAY"), the next date that is not a Holiday.

     (k) "FUNDAMENTAL TRANSACTION" means (a) that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) or amalgamate with another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make, or fail to prevent another Person from making, a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Common Shares (not including any Common Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or plan of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (b) any event, whether by a single transaction or a series of transactions, that results in Dr. Terence H. Matthews and the Matthews Persons, collectively, "beneficially owning" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, in the aggregate less than 115,000,000 of the issued and outstanding shares in the capital of the Company (subject to appropriate adjustments for share dividends, share splits, recapitalizations, combinations, reverse share splits or other similar events occurring after the Issuance Date), in each case calculated on an as-if-converted to Common Shares basis; and "MATTHEWS PERSONS" means the immediate family of Terence H. Matthews and any "person" or "group" under Section 13(d)(3) of the United States Securities and Exchange Act of 1934 that is controlled solely by Terence H. Matthews or his immediate family, any beneficiary of the estate of Terence H. Matthews or his immediate family or any trust or partnership controlled by any of the foregoing.

     (l) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

     (m) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

     (n) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

     (o) "PRINCIPAL MARKET" means The New York Stock Exchange, Inc., the Nasdaq National Market, the Toronto Stock Exchange or the London Stock Exchange as the case may be.

     (p) "REQUIRED HOLDERS" means the holders of the SPA Warrants representing at least a majority of Common Shares underlying the SPA Warrants then outstanding.

     (q) "SPA SECURITIES" means the Notes issued pursuant to the Securities Purchase Agreement.

     (r) "SUCCESSOR ENTITY" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from, continuing from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

16. CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Warrant are in United States Dollars.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Shares to be duly executed as of the Issuance Date set out above.

                                        MITEL NETWORKS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                        WARRANT TO PURCHASE COMMON SHARES

                           MITEL NETWORKS CORPORATION

          The undersigned holder hereby exercises the right to purchase _________________ of the Common Shares ("WARRANT SHARES") of Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "COMPANY"), evidenced by the attached Warrant to Purchase Common Shares (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

          ____________   a "Cash Exercise" with respect to _________________
                         Warrant Shares; and/or

          ____________   a "Cashless Exercise" with respect to _______________
                         Warrant Shares.

     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of US$___________________ to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


--------------------------------
   Name of Registered Holder


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Exercise Notice and hereby directs [INSERT NAME OF TRANSFER AGENT] to issue the above indicated number of Common Shares to [INSERT NAME OF HOLDER] in accordance with the Transfer Agent Instructions dated _________, from the Company and acknowledged and agreed to by [INSERT NAME OF TRANSFER AGENT].

                                        MITEL NETWORKS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT B

                         FORM OF LETTER TO BE DELIVERED
                            UPON EXERCISE OF WARRANTS

Mitel Networks Corporation

Dear Sirs:

          We are delivering this letter in connection with the purchase of common shares (the "Shares") of Mitel Networks Corporation (the "Company"), a corporation existing under the laws of Canada, upon the exercise of warrants of the Company ("Warrants").

          We hereby confirm that:

     (a) we are an institutional "accredited investor" within the meaning of Rule 501 (a)(1),(2),(3) or (7) of Regulation D under the United States Securities Act of 1933 (the "1933 Act");

     (b) we are purchasing the Shares for our own account;

     (c) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

     (d) we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares, except (A) pursuant to an effective registration statement under the 1933 Act; (B) to the Company; (C) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws; or (D) within the United States (1) in accordance with the exemption from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the 1933 Act or applicable state securities laws, and the offeror, seller or transferor shall furnish to the Company an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Company prior to such offer, sale or transfer.

     (e) we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

     (f) we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising (as such terms are defined under Regulation D under the 1933 Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

     We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the 1933 Act and that the Shares have not been and, other than under the Registration Rights Agreement dated as of April 27, 2005 among the Company and the other parties thereto, will not be registered under the 1933 Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

     We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

     (Name of Holder)


By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------
Address:
         --------------------------